As filed with the Securities and Exchange Commission on October 1, 1997

                                                    Registration No. 333-5188-A

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ___________

                               AMENDMENT NO. 7 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                           WIN-GATE EQUITY GROUP, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         FLORIDA                          6770                    65-0669842
-----------------------------  ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization   Classification Code Number)  Identification No.)


        8700 N.W. 47th Drive, Coral Springs, Florida 33067 (954) 255-5566
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

               8700 N.W. 47th Drive, Coral Springs, Florida 33067
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Debra Janssen
                           WIN-GATE EQUITY GROUP, INC.
                              8700 N.W. 47th Drive
                             Coral Springs, FL 33067
                                 (954) 255-5566
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                      Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                         Attention: Charles B. Pearlman
                                Roxanne K. Beilly
                                 (954) 763-1200
                  _____________________________________________

      Approximate date of proposed offering: As soon as possible after the Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ X ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ______________

      If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed       Proposed
Title of                               maximum        maximum
each class                Amount       offering       aggregate     Amount of
of securities             being        price per      offering      registration
being offered             registered   share(1)       price(1)      fee
--------------------------------------------------------------------------------


Units(2)                    100,000     $1.00          $100,000     $100.00
Shares of Common Stock      100,000       ---               ---         ---
 included as part of
 the Units(2)
Warrants included as part   100,000       ---               ---         ---
 of the Units(2)
Common Stock(3)(4)        1,000,000     $1.20        $1,200,000     $396.00
                                                                     ------
Total                                                               $496.00
                                                                    =======
--------------------------------------------------------------------------------


(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Includes 100,000 Units, and 100,000 shares of Common Stock and 100,000 Warrants underlying such Units.

(3)   Represents shares of Common Stock issuable upon exercise of the Warrants.

(4) Pursuant to Rule 416, there is also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

                                 WIN-GATE EQUITY GROUP, INC.
                                    ___________________

                                   Cross Reference Sheet

         Registration Statement Item
         Number and Caption                     Prospectus Caption
         ---------------------------            ------------------

 1.      Front of the Registration Statement    Facing Page of Registration Statement and
         and Outside Front Cover Page of        Cover Page to Prospectus
         Prospectus

 2.      Inside Front and Outside Back          Inside Front Cover Page to Prospectus and
         Cover Pages of Prospectus              Outside Back

 3.      Summary Information and Risk           Prospectus Summary and Risk Factors

 4.      Use of Proceeds                        Use of Proceeds

 5.      Determination of Blank Check           Cover Page to Prospectus and Risk Factors
         Offering Price

 6.      Dilution                               Dilution and Risk Factors

 7.      Selling Security Holders               Inapplicable

 8.      Plan of Distribution                   Cover Page and Inside Cover Page of
                                                Prospectus and Plan of Distribution

 9.      Legal Proceedings                      Company Legal Proceedings

10.      Directors, Executive Officers,         Management - Directors and Executive
         Promoters and Control Persons          Officers

11.      Security Ownership of Certain          Management - Directors and Executive
         Beneficial Owners and Management       Officers and Principal Shareholders

12.      Description of Securities              Cover Page and Description of Securities

13.      Interest of Named Experts and Counsel  Legal Matters and Experts

14.      Disclosure of Commission Position on   Indemnification of Officers and
         Indemnification for Securities Act     Directors


















                                        iv







15.      Organization Within Last Five Years    Prospectus Summary; The Company;
          Factors and Management                Risk Factors and Management

16.      Organization Within Last Five Years    Prospectus Summary; The Company; Risk
                                                Factors and Management

17.      Description of Business                Cover Page; Prospectus; Summary; The
                                                Company; Proposed Business; Management
                                                and Conflicts of Interest

18.      Management's Discussion and            Prospectus Summary; Use of Proceeds;
         Analysis or Plan of Operation          Management's Discussion and Analysis or
                                                Plan of Operation; Proposed Business

19.      Description of Property                Proposed Business - Office Facilities

20.      Certain Relationships and Related      Certain Transactions
         Transactions

21.      Market for Common Equity and Related   Cover Page; Front Cover Page of Stockholder
         Matters                                Prospectus; Prospectus Summary and
                                                Description of Securities

22.      Executive Compensation                 Management

23.      Financial Statements                   Financial Statements

24.      Changes In and Disagreements with      Inapplicable
         Accountants on Accounting and
         Financial Disclosure


                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED OCTOBER __, 1997


                                   PROSPECTUS


                           WIN-GATE EQUITY GROUP, INC.
                                  100,000 Units
                                  Consisting of
                       100,000 Shares of Common Stock and
               1,000,000 Redeemable Common Stock Purchase Warrants

      Win-Gate Equity Group, Inc., a Florida corporation (the "Company"), hereby offers for sale up to a maximum of 100,000 units (the "Units") at a purchase price of $1.00 per Unit through its sole director and executive officer, Ms. Debra Janssen (the "Blank Check Offering"). Each Unit consists of one share of Common Stock, par value $.001 per share (the "Common Stock" or the "Shares"), and ten Common Stock Purchase Warrants (the "Warrants") of the Company. The Units, Shares and Warrants are not separately transferable until the Company acquires a Business Combination (as defined herein). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.20 per Warrant at any time during the five (5) year period commencing on the date of this Prospectus. The shares of Common Stock issuable upon exercise of the Warrants are also being registered under the Company's Registration Statement of which this Prospectus is a part. The Company reserves the right to withdraw, cancel or modify the offering and to reject orders in whole or in part. The Units are being offered on a "best efforts - all or none" basis as to 50,000 Units (the "Minimum Units" or "Minimum Offering") ($50,000) and on a "best efforts" basis as to the additional 50,000 Units (the "Maximum Units" or "Maximum Offering") ($100,000) for an aggregate offering of 100,000 Units ($100,000). The Company will offer and sell the Units through its sole officer and director, Ms. Debra Janssen who will receive no commission for selling any Units offered hereby. The Company does not intend to retain any broker-dealers as selling agents. Neither Ms. Janssen, nor any officer, director, nor Principal Stockholders of the Company (including any affiliates thereof) will purchase any of the Units in this Blank Check Offering. See "Description of Securities" and "Plan of Distribution."

      The Company is conducting this Blank Check Offering subject to the Securities and Exchange Commission's Rule 419 of Regulation C under the Securities Act of 1933, as amended (the "Act"). In the event the Minimum Offering or Maximum Offering is sold, the net offering proceeds will be approximately $33,000 or $83,000, after deduction for offering expenses of $17,000. ^The Units to be issued to investors and the funds delivered to the Company ^must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively) with United National Bank (the "Escrow Agent"). While held in the escrow account, the Units may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds (i.e., assuming the Minimum Offering or Maximum Offering is sold, up to $3,300 or $8,300), the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a revised Post-Effective Amendment and prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be filed and delivered to all investors at that time. The Units are offered by the Company for a period of 90 days from the date hereof (which period may be extended for an additional 90 days by the Company), or until such earlier date as all, but not less than all, such Units are sold. The Company must return the pro-rata portion of the Deposited Funds less offering expenses of $17,000 ($33,000 or $83,000 assuming the Minimum Offering or Maximum Offering is sold, which offering expenses shall not exceed 17,000, and any amount up to 10% of the Deposited Funds $3,300 or $8,300 assuming the Minimum Offering or Maximum Offering is sold), but in no event greater than 10% of the Deposited Funds (if any) used as working capital in connection with the Company's acquisition of a Business Combination, in the event an acquisition is not consummated within 18 months of the effective date of the Registration Statement of which this Prospectus is a part. See "Prospectus Summary - Investors Rights to Reconfirm Investments Under Rule 419," "Use of Proceeds," and "Plan of Distribution."

      None of Ms. Janssen, the Company or Lake Worth Holding, Inc., a 61% shareholder of the Company ("LWH"), or any affiliate, promoter or related party of Ms. Janssen, the Company or LWH has had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company. The Company will not acquire or merge with a business or a company in which Ms. Janssen, the Company or LWH or any affiliates or associates of Ms. Janssen, the Company or LWH, directly or indirectly, have an ownership interest or otherwise control.

      The Company's potential inability to widely distribute the Units offered hereby may reduce the "public float" and trading market and thus, potentially, inhibit the ability of any public shareholder to trade in the secondary market.

      There is no public market for the Common Stock and no assurance can be given that a trading market for the Common Stock will develop subsequent to the completion of this Blank Check Offering or be sustained if developed. The Shares of Common Stock will not be eligible for listing on the Automated Quotation System of the National Association of Securities Dealers ("NASDAQ") upon the completion of this Blank Check Offering and, therefore, the Company has not and does not presently intend to make application to have the Shares of Common Stock qualified for inclusion on NASDAQ. The public offering price of the Units has been arbitrarily determined by the Company, and bears no specific relationship to the Company's assets, earnings, book value or other recognized criteria of value. See "Risk Factor No. 3 Prohibition Pursuant to Rule 15g-8 Under Exchange Act to Sell or Offer to Sell Shares in Rule 419 Account," Risk Factor No. 22 "No Likelihood of Active and Liquid Public Market," and "Plan of Distribution."
                              _____________________

THIS BLANK CHECK OFFERING AND THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS." THE COMPANY HAS NO PRESENT PLAN FOR THE EXPENDITURE OF THE FUNDS PROPOSED TO BE RAISED

HEREUNDER. MS. JANSSEN, THE SOLE DIRECTOR AND OFFICER OF THE COMPANY, MAY NOT HAVE EXPERIENCE IN ANY OF THE AREAS IN WHICH THE COMPANY MAY COMMIT ITS RESOURCES. MS. JANSSEN WILL NOT DEVOTE FULL TIME TO THE COMPANY'S AFFAIRS, WHICH MAY ADVERSELY AFFECT THE COMPANY. POTENTIAL PURCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" and "DILUTION."
                              _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
Per Share Total                        Underwriting         Proceeds
Total Minimum           Price to       Discounts and        to the
Total Maximum            Public        Commissions(1)       Company(2)(3)
--------------------------------------------------------------------------------

Per Unit                $1.00             $-0-              $1.00

Total Minimum
(50,000 Units)          $50,000           $-0-              $50,000

Total Maximum
(100,000 Units)         $100,000          $-0-              $100,000
--------------------------------------------------------------------------------

               The Date of this Prospectus is ____________, 1997

(1) The Company intends to sell the Units offered hereby through Ms. Janssen who will receive no commission for selling any Units offered hereby. The Company does not intend to retain any broker-dealers as selling agents.

(2) Before deducting expenses in connection with this Blank Check Offering in the amount of $17,000, which amount of offering expenses will not exceed $17,000 in total, including escrow agent, legal, accounting and filing fees, expenses and printing costs. See also "Use of Proceeds."

(3) The Company intends to sell a minimum amount of 50,000 shares offered on a "best efforts-all or none" basis and the remaining 50,000 shares on a "best efforts" basis. The Units are offered by the Company for a period of 90 days from the date hereof (which period may be extended for an additional 90 days by the Company), or until such earlier date as all such Units are sold. Any subscription received after the Company has sold all of the Units will be promptly returned to the investor without interest or deductions. Pending the sale of the Units, all proceeds will be deposited by noon of the first business day following receipt into a non-interest-bearing escrow account with United National Bank, Escrow Agent for this Blank Check Offering and in accordance with Rule 419 of the Securities Act. See "Prospectus Summary," "Use of Proceeds," and "Form and Structure of Acquisition."

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE A REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE BLANK CHECK OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

THE PROCEEDS OF THIS BLANK CHECK OFFERING AND CURRENT CAPITAL OF THE COMPANY MAY NOT BE SUFFICIENT TO ALLOW THE COMPANY TO ENGAGE IN A BUSINESS VENTURE AS CONTEMPLATED IN THIS PROSPECTUS. THE COMPANY MAY REQUIRE ADDITIONAL CAPITAL WHICH IT MAY NOT BE ABLE TO OBTAIN. IN THE EVENT THAT MS. JANSSEN DETERMINES THAT THE COMPANY IS UNABLE TO ACQUIRE A BUSINESS FOLLOWING RETURN OF THE DEPOSITED FUNDS IN COMPLIANCE WITH RULE 419, MS. JANSSEN WILL THEN SEEK SHAREHOLDER APPROVAL TO LIQUIDATE THE COMPANY. BECAUSE LWH, A PRINCIPAL SHAREHOLDER OF THE COMPANY, WILL RETAIN A CONTROLLING INTEREST IN THE COMPANY SUBSEQUENT TO THE CLOSING OF THIS BLANK CHECK OFFERING, THE DETERMINATION AS TO WHETHER THE COMPANY SHALL BE LIQUIDATED AND ITS REMAINING ASSETS DISTRIBUTED PRO RATA TO THE COMPANY'S SHAREHOLDERS WILL BE DECIDED BY LWH. SEE "PROSPECTUS SUMMARY," "THE COMPANY," PROPOSED BUSINESS" AND "PLAN OF DISTRIBUTION."

NONE OF MS. JANSSEN, THE COMPANY OR ANY OF THE COMPANY'S SHAREHOLDERS, INCLUDING LWH, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAVE HAD ANY PRELIMINARY CONTACT OR DISCUSSIONS WITH ANY REPRESENTATIVE OF ANY OTHER FIRM REGARDING THE POSSIBILITY OF A BUSINESS COMBINATION BETWEEN THE COMPANY AND ANY SUCH FIRM. THE COMPANY SHALL, AS REQUIRED BY LAW, PROVIDE ITS SHAREHOLDERS WITH DISCLOSURE DOCUMENTATION, INCLUDING AUDITED FINANCIAL STATEMENTS, CONCERNING A PROPOSED BUSINESS COMBINATION PRIOR TO THE COMPLETION OF SUCH PROPOSED BUSINESS COMBINATION. SEE "PROPOSED BUSINESS - FORM AND STRUCTURE OF ACQUISITION."

THE COMPANY HAS NO PRESENT PLANS, PROPOSALS, ARRANGEMENTS OR UNDERSTANDINGS WITH ANY PERSON WITH REGARD TO THE DEVELOPMENT OF A TRADING MARKET FOR THE SHARES OF COMMON STOCK OFFERED HEREBY.

THE SHARES HAVE NOT BEEN REGISTERED IN THE STATE OF FLORIDA, BUT WILL BE OFFERED AND SOLD THEREIN PURSUANT TO AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 517.061(11) FLORIDA STATUTES. SUCH SECTION PROVIDES, IN PERTINENT PART, FOR

SALES TO NO MORE THAN 35 PURCHASERS, EXCLUDING ACCREDITED INVESTORS, AS SUCH TERM IS DEFINED IN RULE 501 UNDER REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECTION FURTHER PROVIDES THAT IN THE EVENT SALES ARE MADE TO FIVE OR MORE PERSONS PURSUANT TO SUCH SECTION, THAT SUCH SALES ARE VOIDABLE BY EACH OF SUCH SUBSCRIBERS EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE SUBSCRIBER OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE SUBSCRIBER, WHICHEVER OCCURS LATER. THIS PROSPECTUS HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SALE OF THE SHARES OFFERED HEREBY IS BEING UNDERTAKEN PURSUANT TO THE NOTICE PROVISIONS PROVIDED BY SECTION 359-e OF THE MARTIN ACT WITH RESPECT TO ISSUER- DEALERS, AS SUCH ACT DOES NOT REQUIRE THE REGISTRATION OF SECURITIES.

PURCHASERS OF SECURITIES IN THIS BLANK CHECK OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF THE STATES OF FLORIDA OR NEW YORK, UNLESS AN APPLICABLE TRANSACTION EXEMPTION FROM SECURITIES REGISTRATION IS OTHERWISE AVAILABLE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSES OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED. THE COMPANY HAS NOT REGISTERED THE SHARES OR OBTAINED AN EXEMPTION FROM REGISTRATION IN ANY JURISDICTION. AN EXEMPTION FROM REGISTRATION FOR THE SHARES IS AVAILABLE ONLY IN THE STATES OF FLORIDA AND NEW YORK AND INITIAL SALES MAY ONLY BE MADE IN SUCH JURISDICTIONS UNLESS THE COMPANY WERE TO REGISTER THE SHARES, OBTAIN AN EXEMPTION FROM REGISTRATION OR ASCERTAIN THE AVAILABILITY OF AN EXEMPTION IN ANY OTHER JURISDICTION SUBSEQUENT TO THE DATE HEREOF.

      On the effective date, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, will file reports and other information with the Securities and Exchange Commission. The Company intends to furnish to its shareholders, after the close of each fiscal year, with an annual report which will contain audited financial statements audited by its independent certified public accountant. In addition, the Company may furnish to its shareholders quarterly reports containing unaudited financial information following the acquisition or establishment of actual operations.

      The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including exhibits to the information that was incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests may be directed to Ms. Debra Janssen, c/o the Company, 8700 N.W. 47th Drive, Coral Springs, FL 33067, telephone number (954) 255-5566. The Company's fiscal year is December 31.

                              PROSPECTUS SUMMARY

      This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Securities and Exchange Commission under the Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the Units offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

      The Company will not engage in any substantive commercial business immediately following this Blank Check Offering and for an indefinite period of time thereafter. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and has not identified any specific business or company for investigation and evaluation. The Company will not acquire or merge with a company in which Ms. Janssen, the Company or LWH, or any affiliate or related party of Ms. Janssen, the Company or LWH have an ownership interest or otherwise control. Neither Ms. Janssen nor any affiliates of Ms. Janssen or the Company will purchase any of the Units in this Blank Check Offering.

                         RULE 419 BLANK CHECK OFFERING

Deposit of Offering Proceeds and Securities
-------------------------------------------

      Rule 419 requires that the net offering proceeds, after deduction for offering expenses as permitted hereunder, and all securities to be issued be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and "Reconfirmation Offering" below). Accordingly, the Company has entered into an escrow agreement with United National Bank (the "Escrow Agent") which provides that:

      -- The net proceeds are to be deposited into an escrow account maintained by the Escrow Agent promptly after the termination of the offering. The Deposited Funds are to be held for the sole benefit of the investors.

      -- All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued as a result of stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act.

      -- Warrants, convertible securities or other derivative securities, if any, relating to securities held in the escrow account may be exercised or converted in accordance with the terms; provided, however, the securities received upon exercise or conversion, together with any cash or other consideration paid in connection with such exercise or conversion, are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria
-------------------------------


      Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or net assets for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum proceeds to be raised pursuant to this Blank Check Offering which for purposes of this calculation gives effect to the proceeds to be received, if any, from the exercise of the Warrants offered hereby (i.e., Maximum Offering: $1,300,000 x 80% = $1,040,000; and Minimum Offering $650,000 x 80% = $520,000). There is no assurance however, that any Warrants will be exercised. Once the acquisition agreement meeting the above criteria has been executed and stockholders representing 80% of the proceeds received elect to reconfirm their investment, the Company must successfully complete the mandated reconfirmation offering, as discussed below, and consummate the acquisition. The Company will not acquire or merge with a business or a company in which Ms. Janssen or any affiliates or associates of Ms. Janssen, directly or indirectly, have an ownership interest.



Post-Effective Amendment
------------------------

      Once the agreement governing the acquisition of a business meeting the above criteria has been executed, Rule 419 requires the Company to update the Registration Statement of which this Prospectus is a part with a Post-Effective Amendment. The Post-Effective Amendment must contain information about: the proposed acquisition candidate and its business, including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The Post-Effective Amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering
-----------------------

      The reconfirmation offer must commence within five business days after the effective date of the Post-Effective Amendment. Pursuant to the Rule 419, the terms of the reconfirmation offer must include the following conditions: (i) the prospectus contained in the Post-Effective Amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the Post-Effective Amendment; (ii) each investor will have no fewer than 20 and no more than 45 business days from the effective date of the Post- Effective Amendment to notify the Company in writing that the investor elects to remain an investor; (iii) if the Company does not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the Deposited Funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (iv) the acquisition will be consummated only if investors representing 80% of the offering proceeds in this Blank Check Offering elect to reconfirm their investments; (v) if a consummated acquisition has not occurred within 18 months from the date of this Prospectus, the Deposited Funds held in the escrow account will be returned to all investors on a pro-rata basis within five business days by first class mail or other equally prompt means. In the event Ms. Janssen determines that the Company is unable to acquire any business or assets whatsoever, Ms. Janssen, following return of the Deposited Funds in compliance with Rule 419, will then seek shareholder approval to liquidate the Company. Because LWH will retain a controlling interest in the Company subsequent to the closing of this Blank Check Offering, the determination as to whether the Company will be liquidated and its remaining assets distributed pro rata to the Company's shareholders will, subject to Rule 419, be decided by LWH.

Release of Deposited Securities and Deposited Funds
---------------------------------------------------

      The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Escrow Agent has received a signed representation from the Company and any other evidence acceptable to the Escrow Agent that: (i) the Company has executed an agreement for the acquisition of a business for which the value of the business or net assets to be acquired represents at least 80% of the maximum proceeds to be raised pursuant to this Blank Check Offering which for purposes of this calculation gives effect to the proceeds to be received, if any, from the exercise of the Warrants offered hereby (i.e., Maximum Offering: $1,300,000 x 80% = $1,040,000; and Minimum
Offering: $650,000 x 80% = $520,000); ii the Company has filed the required Post-Effective Amendment and the Post-Effective Amendment has been declared effective; and (iii) the mandated reconfirmation offer conducted in accordance with the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

                                  THE COMPANY

      Win-Gate Equity Group, Inc. was incorporated under the laws of the State of Florida, on May 17, 1996 and has no operating history. See "Risk Factors." The Company is a development stage company, has not begun to operate. The

Company is completely dependent upon proceeds of the Blank Check Offering and existing funds to commence operations. The Company intends to effect a merger, acquire the assets or the capital stock of existing businesses or other similar business combination (a "Business Combination") as to which no assurance can be given with the proceeds from this Blank Check Offering. The Company will not acquire or merge with a development stage company, and will consummate an acquisition solely with a company with existing operations and revenues. The Company will not acquire or merge with a company in which Ms. Janssen, the Company or LWH, or any affiliate or related party of Ms. Janssen, the Company or LWH have an ownership interest or otherwise control. Ms. Janssen may manage any business developed or acquired by the Company, may employ qualified, but as yet unidentified, individuals to manage such business or may not have any active involvement with such business.

      No assurance can be given that the minimum net proceeds or any greater amount up to the maximum net proceeds of this Blank Check Offering will be sufficient to accomplish the Company's goals, or that any business acquired or developed by the Company will become profitable. In the event that proceeds from less than the Maximum Offering are raised or if only the Minimum Units are sold, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. More particularly, were the Company to raise less than the maximum amount of this Blank Check Offering, or if only the Minimum Units of this Blank Check Offering are sold, the Company would have less working capital or only a limited amount of working capital available for use either to complete an acquisition or to provide, if necessary, working capital following any such acquisition. Concomitantly, the potential number of shares of Common Stock subsequently able to be traded in the over-the-counter market would also be reduced which could also limit the attractiveness of the Company as an acquisition partner. While the Company believes that receiving proceeds from only the Minimum Offering and reduced future trading market for the Company's Common Stock would limit the attractiveness of the Company as a merger or acquisition partner and reduce the opportunities for such acquisitions, Ms. Janssen believes, although there can be no assurances, that there will still be available acquisition opportunities. Further, there is no assurance that receipt of proceeds from the Maximum
Offering will be sufficient to complete an acquisition or to provide working capital following such acquisition. Further, the Company has not identified any business to be acquired, has no plan to create any business and has no alternative plans to utilize the portion of the limited net proceeds of the Blank Check Offering intended to be utilized for such purposes. Investors will be providing their funds to Ms. Janssen, who will have virtually complete discretion as to their expenditure. In the event that additional capital is needed by the Company to sustain operations until completion of a merger or acquisition, LWH has agreed to lend the Company up to $10,000 at such time as the Minimum Offering is completed on an as needed basis for working capital to sustain operations. In the event funds are loaned to the Company, the agreement between the Company and LWH provides for the repayment of principal and interest thereon, at a rate of six (6%) percent per annum, on January 1, 2000. In the event that the Company shall not have the ability to pay the note together with accrued interest at that time, the obligation shall be forgiven by the LWH. In the event that the Company finds and acquires a "Business Combination" within the 18 month period, the "Business Combination" will assume the $10,000 debt payable to LWH. The Company does not intend to obtain any additional loan to provide funds to sustain operations until completion of a merger or acquisition nor does it intend to obtain a loan to acquire a Business Combination. The Company may, however, obtain a loan to provide working capital following any such acquisition. See "Risk Factors," "Use of Proceeds" and "Proposed Business."

      The Company maintains its business address at 8700 N.W. 47th Drive, Coral Springs, FL 33067. Its telephone number is (954) 255-5566. See "Proposed Business - Office Facilities."


                            THE BLANK CHECK OFFERING

Securities Offered

      Maximum Units.............................   100,000 Units

      Minimum Units.............................   50,000 Units

Number of shares of Common Stock
  authorized....................................   20,000,000

Number of shares of Common Stock
  outstanding prior to this Blank
  Check Offering................................   4,900,000

Number of shares of Common Stock
  outstanding after Offering

      Maximum Offering..........................   5,000,000

      Minimum Offering..........................   4,950,000

Preferred Stock.................................   5,000,000 shares of Preferred
                                                   Stock ($.001 par value)
                                                   authorized; none outstanding

Gross Proceeds to the Company

      Maximum Units.............................   $100,000

      Minimum Units.............................   $ 50,000
____________________________

                             SELECTED FINANCIAL DATA


                                               June 30, 1997
                                               -------------

Current assets          ..................         $16,292
Total assets            ..................         $16,292
Liabilities             ..................          $9,600
Shareholders' equity    ..................          $6,692

      The Company is presently in the development stage and consequently has not generated any income nor incurred any expenses, except those incurred in connection with its organization and this Blank Check Offering. The Company does not expect to receive any revenues from operations until it locates and acquires a business. See "Proposed Business."


                                  RISK FACTORS

      The Units being offered by this Prospectus represent a speculative investment and involve a high degree of risk. Therefore, prospective investors should carefully consider the following risk factors affecting the proposed activities of the Company, prior to making any investment therein, as well as all other matters set forth elsewhere in this Prospectus.

      1. RULE 419 GENERALLY. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a Post-Effective Amendment. After the effective date of any such Post-Effective Amendment, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the Post- Effective Amendment to decide to remain as investors or require the return of their investment funds. Any investors not making any decision within such 45-day period are to automatically receive a return of their investment funds.

      2. FAILURE OF SUFFICIENT NUMBER OF INVESTORS TO RECONFIRM INVESTMENT. Unless investors representing 80% of the offering proceeds received in this Blank Check Offering elect to remain investors, the consummation of an acquisition of or merger with a target business would be precluded. In that event, none of the Units will be issued and all of the Deposited Funds in the escrow account must be returned to investors (i.e., the Deposited Funds representing the gross offering proceeds received less offering expenses of $17,000, which offering expenses shall not exceed $17,000 and any amount, up to 10% of the Deposited Funds but in no event greater than $3,300 or $8,300 assuming the Minimum Offering or the Maximum Offering is sold (if any) used as working capital in connection with the Company's acquisition of a Business Combination. As a consequence, investors would be returned less than 100% of their invested funds.

      Additionally, a sufficient number of investors--representing 80% of the offering proceeds received may not reconfirm their investment, thereby preventing the consummation of the acquisition of (or merger with) the target business. A Business Combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the offering proceeds received in this Blank Check Offering to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the Business Combination will not be consummated. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis as described above.

      3.    PROHIBITION  PURSUANT  TO RULE 15G-8 UNDER  EXCHANGE  ACT TO SELL OR
OFFER TO SELL SHARES IN RULE 419 ACCOUNT. According to Rule 15g-8 under the Exchange Act, it shall be unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 account other than pursuant to a qualified domestic relations order. As a result, contracts for sale to be satisfied by delivery of the Deposited
Securities (E.G., contracts for sale on a when, as, and if issued basis) and sales of derivative securities to be settled by delivery of the Deposited Securities (E.G. physically-settled option on the securities) are prohibited. Such rule prohibits sales of other interests based on the Deposited Securities, whether or not physical delivery is required.

      4. NO ACCESS TO INVESTORS' FUNDS WHILE HELD IN ESCROW. There is no commitment by any person to purchase all or any part of the Units offered hereby and consequently there is no assurance that the Minimum Offering of 50,000 Units or any additional Units up to the Maximum Offering of 100,000 Units will be sold during the offering period. Investors in this offering have no right to the return or the use of their funds until conclusion of the offering, which may continue for a period of up to six months after the effective date. Even upon the sale of the Maximum Offering amount (100,000 Units), the investors' funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419 (as discussed below)) may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return or the use of their funds for a period of up to 18 months from the effective date. Investors in this offering will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum proceeds received pursuant to this Blank Check Offering which for purposes of this calculation gives effect to the proceeds to be received, if any, from the exercise of the Warrants offered hereby (i.e., Maximum Offering: $1,300,000 x 80% = $1,040,000; and Minimum Offering: $650,000 x 80% = $520,000). There is no
assurance however, that any Warrants will be exercised. If the Company is unable to locate a target business meeting the above acquisition criteria, investors will have to wait 18 months from the effective date of this offering before a pro rata portion of their funds is returned without interest thereon. See "Prospectus Summary - Investor Rights to Reconfirm Investment Under Rule 419 - Prescribed Acquisition Criteria." and "Rule 419 Prescribed Acquisition Criteria and Reconfirmation."

      5. POSSIBLE GREATER PREMIUM TO BE REALIZED BY MS. JANSSEN THAN BY INVESTORS ON SUBSEQUENT SALE OF SHARES. While the Company and Ms. Debra Janssen, the Company's sole officer and director, confirm that no shares of the Company's Common Stock will be sold by any officers, directors or persons who may be deemed promoters of the Company without affording all shareholders of the Company a similar opportunity, Ms. Janssen may, nevertheless, actively negotiate or otherwise consent to the purchase of all or a portion of her shares of Common Stock as a condition to or in connection with a proposed merger or acquisition transaction. It should be noted that Ms. Janssen has paid approximately $.001 per share of Common Stock owned by her as compared to the $1.00 per share paid by investors in this Blank Check Offering. In connection with any such stock purchase transaction, even though Ms. Janssen and the public investors would receive the same price per share, a greater premium would be deemed to have been paid for Ms. Janssen's shares of Common Stock and the public investors in the Company would not receive any portion thereof. Additionally, in any such transaction, it is possible, although not presently intended, that the Company may borrow funds to be used directly or indirectly to purchase Ms. Janssen's shares. Proceeds from this Blank Check Offering will not be utilized directly or indirectly to purchase Ms. Janssen's shares. Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, the Company's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular buy-out transaction. See also Risk Factor No. 17 entitled "Actual and Potential Conflicts of Interest."

      6. No Assurance Net Proceeds from Maximum Offering or Lesser Amount Will be Sufficient to Realize Company's Goals. No assurances can be given that the net proceeds from the Minimum Offering of approximately $29,700 or any greater amount up to the Maximum Offering of approximately $74,700 will be sufficient to allow the Company to realize its goals and engage in a business venture, merger or acquisition chosen by Ms. Debra Janssen, the Company's sole officer and director. Further, in the event that less than the net proceeds from the Maximum Offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. In the event that additional capital is needed by the Company to sustain operations until completion of a merger or acquisition, LWH has agreed to lend the Company up to $10,000 at such time as the Minimum Offering is completed on an as needed basis for working capital to sustain operations. In the event funds are loaned to the Company, the agreement between the Company and LWH provides for the repayment of principal and interest thereon, at a rate of six (6%) percent per annum, on January 1, 2000. In the event that the Company shall not have the ability to pay the note together with accrued interest at that time, the obligation shall be forgiven by the LWH. In the event that the Company finds and acquires a "Business Combination" within the 18 month period, the "Business Combination" will assume the $10,000 debt payable to LWH. In the event additional capital is needed by the Company to sustain operations following an acquisition, the Company may obtain additional capital through the sale of its securities through loan financing. No assurance can be given, however, that any additional capital or financing will be available, or if available, that it will be on favorable terms to the Company. See Risk Factors No. 10, 18 and 19. In the event the Company borrows funds, the Company may not be able to incur additional debt, make other acquisitions or declare dividends.

      7.    ATTRACTIVENESS  OF  COMPANY  TO  POTENTIAL   ACQUISITION  OR  MERGER
CANDIDATES IN VIEW OF LIMITED FUNDS TO BE RAISED NOT ASSURED. In view of the limited funds to be raised, either at the Minimum Offering or Maximum Offering level, or at a lesser level, the attractiveness of the Company to potential acquisition or merger candidates in view of such limited net proceeds should be considered. In some instances, the potential acquisition or merger candidate may not need substantial additional capital, but rather, desires to establish a public trading market for its shares. A business or company attempting to consolidate its operations by a merger, reorganization, asset acquisition or some other form of combination through the Company may desire to do so to avoid what it may deem to be adverse consequences of undertaking a public offering itself. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. Further, any post-effective amendment filed with the Commission must be declared effective by the staff prior to the ability of the Company to recommence any offering. In light of the review of such post-effective amendment, any significant delays may impact adversely upon the Company's plans.

      8. USE OF PROCEEDS NOT SPECIFIC. Because the net proceeds of the Blank Check Offering will be highly limited and have not been allocated to accomplish any specific corporate purpose (with the exception of up to $17,000, and not to exceed $17,000, which has been allocated for offering expenses, in connection with this offering), investors who participate in this Blank Check Offering will be providing their funds to Ms. Debra Janssen, the Company's sole officer and director, on whose judgment they must depend. The business may be deemed to be a "blank check" over which investors will have no control except for the rights afforded to investors pursuant to the reconfirmation offering and, consequently, an investment in the Units represents a high degree of risk. As of the date of this Prospectus, Ms. Janssen and the Company have not formulated any plans, except that the Company intends to purchase or form a business using the net proceeds of the Blank Check Offering and existing capital. There is no assurance whatsoever that the Company will be able to acquire, or form a business and Ms. Janssen has no alternative plan to utilize the portion of the net proceeds of the Blank Check Offering intended to be utilized for such purposes. Further, even if Ms. Janssen is successful in acquiring or forming a business or otherwise engaging in a Business Combination, there is no assurance that any business acquired or formed will prove profitable or even commercially viable.

      9. NO PRESENT IDENTIFICATION OF INDUSTRY AND/OR ACQUISITION PROSPECTS. Ms. Debra Janssen, the Company's sole officer and director, has not identified any specific business or even any specific industry which the Company intends to enter through the purchase of formation of a business. Neither Ms. Janssen nor any affiliates has any present plans, proposals, arrangements or understandings with respect to any possible business combination or business development opportunity. None of Ms. Janssen, the Company or LWH, or any affiliate, associate promoter or related party to Ms. Janssen, the Company or LWH has had any preliminary contact or discussions with any representative of any business or company regarding the possibility of an acquisition or merger between the Company and such other company. While Ms. Janssen will have sole discretion to determine which businesses, if any, are intended to be formed or acquired, as well as the intended terms of any acquisition, purchasers in this Blank Check Offering will, as further discussed under "Prospective Summary - Investors Right To Reconfirm Investment Under Rule, 419," in all likelihood have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in the Company. An acquisition will only be consummated if the number of investor purchasers representing 80% of the offering proceeds received in this Blank Check Offering reconfirm that investment. Ms. Janssen will not consider (i) a Business Combination with entities owned or controlled by affiliates, associates or related parties of Ms. Janssen, the Company or LWH; (ii) the creation of subsidiary entities with a view to distributing their securities to the shareholders of the Company; or (iii) selling any securities owned or controlled by affiliates and associates of the Company in connection with any business combination transaction. The success or failure of an investment in the Units will depend entirely upon the ability of Ms. Janssen to acquire or form a successful business and to continue operations thereafter and obtain additional capital or financing, if necessary, to support the working capital requirements of these businesses after their acquisition or formation, of which no assurances can be given. See "Use of Proceeds" and "Proposed Business." Purchasers of Units should recognize that the investment may prove substantially less favorable than a similar investment made directly in a company which has a current business or stated business prospects.

      10. HIGH RISK OF UNAVAILABILITY OF CONVENTIONAL PRIVATE OR PUBLIC OFFERINGS OF SECURITIES OR CONVENTIONAL BANK FINANCING. It may be expected that any target business that may be acquired by or merged with the Company will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. To the extent that additional financing is required, the Company may not be able to obtain financing on terms acceptable or advantageous to the shareholders of the Company. There can be no assurances that such financing will be available for each project when needed or, if available, that it will be on terms acceptable to the Company or in the best interests of its shareholders.

      11. DEPENDENCE ON PART-TIME MANAGEMENT. Management of the Company presently consists solely of Ms. Debra Janssen, who will not devote her full-time to the affairs of the Company and who intends, prior to the conclusion of this Blank Check Offering, whether or not the maximum gross proceeds or the minimum gross proceed is raised, to devote only a portion of her time thereto. Subsequent thereto and prior to any possible Business Combination, Ms. Janssen intends to devote such time to the business of the Company as she believes to be reasonably necessary which would be expected to involve at least 50% of her available business time. The Company's success will be largely dependent on the decisions made by Ms. Janssen and any future members of management. No additional members of management have been selected or are presently contemplated, and there can be no assurance that the Company will choose to employ or be able to attract additional members of management in the future. In the event additional members of senior management are not retained and should Ms. Janssen's services for some reason no longer be available to the Company, it may become necessary to liquidate the Company. No agreement has been entered into between the Company and Ms. Janssen to retain her services. See "Management
- Compensation."

      12. NEED FOR MANAGEMENT FOR ACQUIRED BUSINESSES. The Company will depend on its ability to attract and retain qualified personnel to manage any businesses it is able to acquire or form. The Company has not identified the additional personnel it may need to employ to operate any business it may acquire or form. Competition for such personnel is intense and the Company may have to provide qualified personnel with competitive compensation packages, equity participation and other benefits.

      13. NO OPERATING HISTORY. The Company was recently organized and to date has not engaged in any business operations. As a new business, it is subject to all of the substantial risks inherent in the commencement of a new business enterprise with new management. There can be no assurance that the Company will be able to generate revenues or acquire an interest in any business that might prove to be profitable. Additionally, the Company has no business history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in the Company. Any investment in the Company should be considered a high risk investment because investors will be placing their funds at risk in an unseasoned start-up company with the attendant unforeseen costs, expense and problems to which a "blank check" is often subject. As of the date of the Prospectus, the Company has not entered into any negotiations or arrangement to acquire or develop any business or for the purchase of any properties.


      14. Limited Assets of the Company. As of the date of this Prospectus, the Company has no substantial assets. Any business activity that the Company eventually undertakes may require more substantial capital. The success of the Company will initially depend upon the success of this Blank Check Offering.
Even if this Blank Check Offering is successful, there is still no assurance that the proceeds of this Blank Check Offering will be sufficient to meet the ultimate needs of the Company, because the Company does not know in which type of business it will eventually engage, nor does it know what its ultimate capital needs will be. In the event the Company were to sell only the Minimum Units, the Company would have only a limited amount of incremental working capital available for use either to complete an acquisition or to provide working capital following any such acquisition. In the event any additional cash requirements are needed by the Company to sustain operations following completion of a merger or acquisition the Company would be required to raise additional capital or financing. No assurance can be given that the Company will be able to obtain such additional capital or financing, or even if available, that it will be acceptable or advantageous to the Company. Notwithstanding the foregoing, LWH has agreed to lend the Company up to $10,000 at such time as the Minimum Offering is completed on an as needed basis for working capital to sustain operations. In the event funds are loaned to the Company, the agreement between the Company and LWH provides for the repayment of principal and interest thereon, at a rate of six (6%) percent per annum, on January 1, 2000. In the event that the Company shall not have the ability to pay the note together with accrued interest at that time, the obligation shall be forgiven by the LWH. In the event that the Company finds and acquires a "Business Combination" within the 18 month period, the "Business Combination" will assume the $10,000 debt payable to LWH. In addition, the Company may incur substantial costs in connection with its search and negotiations for a business, which may further deplete the limited assets of the Company apart from the proceeds maintained in the escrow account.


      15. LIMITED EXPERIENCE OF MANAGEMENT. Although Ms. Debra Janssen, the Company's sole officer and director, has general business experience, potential investors should be aware that Ms. Janssen has no experience in business combinations and may not have any significant experience in acquiring or operating certain business interests that the Company might choose to acquire. Ms. Janssen does not anticipate retaining outside independent professionals to assist her in assessing the merits and risks of any proposed acquisition. See "Proposed Business" and "Management."

      16. POSSIBLE ISSUANCE OF ADDITIONAL SHARES. The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Upon the completion of this Blank Check Offering, approximately 75% of the Company's authorized Common Stock and all of its authorized Preferred Stock will remain unissued. The Company's Board of Directors has the power to issue substantial additional shares and the right to determine the voting, dividend, conversion, liquidation, preferences and other conditions of the shares of Preferred Stock without further shareholder approval. Management presently anticipates that it may choose to issue such shares of Preferred Stock without further shareholder approval. Management presently anticipates that it may choose to issue such shares to acquire business interests or other types of property in the future, although the Company presently has no commitments, contracts or intentions to issue any additional shares. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the outstanding shares of Common Stock. If the Company issues any additional shares of Common Stock, such issuance will reduce the proportionate ownership and voting power of each other shareholder. The issuance of shares of Preferred Stock would in all likelihood provide the holders thereof with certain priorities with regard to dividends and liquidations rights, and could further dilute the voting rights and economic interests of the holders of the Company's Common Stock. Further, any new issuance of shares may result in a change of control or the management of the Company. See "Proposed Business - Form and Structure of Acquisition."

      17. POTENTIAL CONFLICTS OF INTEREST. The Company's present executive officer, Ms. Debra Janssen, will not engage in other business activities similar to those to be engaged in by the Company prior to the time that a Business Combination is consummated. Any potential conflicts of interest would only arise following such a Business Combination, and in that event, unless Ms. Janssen were to remain as a principal officer of the Company, such conflicts of interest would likely be beyond the control of Ms. Janssen. In the event of a conflict of interest, it is possible that management may fail to fulfill their fiduciary duties in a manner satisfactory to the shareholders of the Company. Furthermore, to the extent that management's fiduciary duties are compromised, any remedy available under state corporate law will most likely be prohibitively expensive and time consuming. Since no formal policies have been established for the resolution of such conflicts, following a Business Combination, the Company could be adversely affected should Ms. Janssen or such future officers choose to place any other business interests before those of the Company. See "Conflict of Interest."

      In addition, although such arrangements are not contemplated, Ms. Janssen may subsequently receive personal financial gain, from any acquired company or developed business by means of: (i) payment of consulting fees; (ii) payments of finder's fees; (iii) sales of affiliates' stock; (iv) payments of salaries; or
(v) other methods of payment by which she could be deemed to have received cash, stock or other assets. The Company has not imposed any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except neither Ms. Janssen nor any of her affiliates shall receive any personal financial gain from the proceeds of this Blank Check Offering except for possible reimbursement for out-of-pocket offering expenses. See "Use of Proceeds - Footnote No. 2." No assurance can be given that any of such potential conflicts of interest could not develop in the future, will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

      18. POSSIBLE USE OF DEBT FINANCING; DEBT OF AN ACQUIRED BUSINESS. There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of an acquired business. However, the Company has no intention of borrowing funds to effectuate the acquisition of a Business Combination but shall, if necessary, to finance the operations of a Business Combination once acquired. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company perceived ability to meet debt service on any such borrowings, and then-prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable and in the best interest of the Company. The inability of the Company to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company and its operations to various risks traditionally associated with incurring of indebtedness, including following strict financial controls, making significant interest payments, interest rate fluctuations and insufficiency of cash flow to pay principle and interest. In the event the Company borrows funds to consummate a Business Combination, the Company may not be able to incur additional debt, make other acquisitions or declare dividends. Furthermore, an acquired business may already have previously-incurred debt financing and, therefore, the risks inherent thereto, as discussed above. See "Use of Proceeds" and "Proposed Business -Form and Structure of Acquisitions."

      19. POTENTIAL NEED FOR ADDITIONAL FINANCING. The funds with which the Company will commence business will likely not be substantial in relationship to the business in which the Company may eventually engage. As such, it may become necessary for the Company to seek additional financing, either through debt or equity, in the future. No assurance can be given, however, that the Company will be able to obtain additional financing or, even if available, that such additional financing will be available on terms acceptable to the Company.

      20. INTENSE COMPETITION. Numerous companies and individuals are engaged in the business of searching for and acquiring businesses and/or properties, and this area of activity is intensely competitive. Many of the Company's competitors will have vastly greater resources, personnel, technical know-how, and financial capacity than the Company. Accordingly, there can be no assurance that the Company will be able to effectively compete with its competitors. See "Proposed Business."

      21. NO DIVIDENDS ANTICIPATED. The Company has not paid any cash dividends on its Common Stock and does not anticipate paying dividends on its shares in the foreseeable future. The Company presently intends to retain future earnings, if any, for financing such businesses that it ultimately may acquire.

      22. NO LIKELIHOOD OF ACTIVE AND LIQUID PUBLIC MARKET. Prior to this Blank Check Offering, there has been no public market for the shares of Common Stock, and there is no likelihood that an active and liquid public market for the Shares will develop after this Blank Check Offering. In the unlikely event that a trading market should in fact develop for any of the Shares offered hereby, there can be no assurances that it will be sustained. Accordingly, there can be no assurance that any of the Shares offered hereby can be resold at or near the Blank Check Offering price. The Company intends to timely file periodic reports under the Exchange Act for so long as it may be required to do so, but this is not likely to enhance the liquidity of any future market for the Shares. Purchasers of the Shares may have difficulty in selling their securities in the future due to the anticipated limited market. Further, the Company's Common Stock will not be eligible for inclusion on NASDAQ upon completion of this Blank Check Offering.

      23. ARBITRARY DETERMINATION OF BLANK CHECK OFFERING PRICE. The initial public offering price of the Units was arbitrarily determined by the Company. Among the limited factors considered in determining the price of the Units were the uncertain prospects of the Company, and the current conditions in the over-the-counter market. There is, however, no relationship whatsoever between the offering price of the Units and the Company's assets, operating results, book value or any other objective criteria of value.

      24. NO FIRM COMMITMENT TO PURCHASE SHARES; NASD STAFF REVIEW REQUIRED IN EVENT OF RETENTION OF SERVICES OF ANY NASD MEMBER. No commitment exists respecting the purchase of the Shares being offered by this Prospectus. The funds available to the Company from the proceeds of this Blank Check Offering will be reduced to the extent that less than all Shares offered hereby are sold. The sale of less than all Shares offered would materially and adversely curtail the Company's proposed operations. See "Plan of Distribution." Should the services of any NASD members be retained, the staff of the NASD must review and clear the terms and arrangements prior to their participation. The NASD's review may result in a delay in their participation thereby reducing the amount of sales (and proceeds) that they may be able to generate within the 180-day offering period. It is not contemplated that any broker-dealers will participate in this offering.

      25. IMMEDIATE DILUTION. There will be an immediate and substantial dilution of the public's investment in the Company in that the net tangible book value per share after this Blank Check Offering will be substantially less than the public offering price per share of Common Stock comprising a portion of the Shares. See "Dilution."

      26. POTENTIAL FUTURE RULE 144 SALES. All shares of Common Stock presently outstanding are "restricted securities" within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and, generally, may be sold only in compliance with Rule 144 under the Act. Rule 144 provides that commencing April 29, 1997, a person who has held restricted securities for a period of two years commencing the date the securities were acquired, may sell a limited number of such securities into the public market without registration of such securities under the Act. Rule 144 also permits commencing April 29, 1997, under certain circumstances, persons who are not affiliates of the Company to sell their restricted securities without quantity limitations once they have satisfied the Rule's three-year holding period. Sales made pursuant to Rule 144 by the Company's existing shareholders may have a depressive effect on the price of the shares of Common Stock in the public market, should a public market for the shares develop. Such sales could also adversely affect the Company's ability to raise capital at that time through the sale of its Common Stock or other securities. All of the restricted securities were issued in May 1996, and as of April 29, 1997 and based on Rule 144, commencing in May 1997, the persons holding such securities may commence selling a limited number of their securities into the public market without registration of their securities under the Act.

      27. PRESENT SHAREHOLDERS TO RETAIN SUBSTANTIAL VOTING CONTROL UPON COMPLETION OF BLANK CHECK OFFERING; SUBSTANTIAL PORTION OF FINANCIAL RISK TO INVESTORS IN THIS BLANK CHECK OFFERING. Following completion of this Blank Check Offering, the Company's present shareholders will own 98% of the then-issued and outstanding voting stock of the Company, assuming the maximum offering is effected. Present shareholders will, therefore, maintain virtually absolute voting control over the Company and its affairs, including the election of directors. Upon completion of this Blank Check Offering, assuming the Minimum Offering or Maximum Offering is effected, the present shareholders will have paid $4,900 for 98% or 99%, respectfully, of the Company's then outstanding shares of Common Stock, while persons purchasing Shares in this Blank Check Offering will have paid $100,000 or $50,000, respectively, for the other 2% or 1%, respectively, of the Company's shares of Common Stock. Thus, investors purchasing Shares in this Blank Check Offering will incur a substantial portion of the financial risks associated with the Company. See "Dilution."

      28. PROBABLE LACK OF DIVERSIFICATION. The proceeds received from this Blank Check Offering will be sufficient to complete only a single property or business acquisition and, in all likelihood, no more than one. The Company does not intend to use leverage to consummate a Business Combination, nor does the Company intend to incur debt in connection with such Business Combination. Accordingly, the Company may lack the funds necessary to diversify the Company's business interests so as to minimize risks. As such, a single business or property failure could result in a substantial, if not complete, loss to the Company and its shareholders. While not anticipated, in the event the Company were to employ a debt facility in order to consummate a business combination, the use of leverage to consummate a business combination may reduce the ability of the Company to incur additional debt, make other acquisitions or declare dividends. Additionally, such leverage may subject the Company's operations to strict financial controls and significant interest expense.

      29. INVESTMENT COMPANY ACT CONSIDERATIONS. The regulatory scope of the Investment Company Act of 1940 as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated activities, which may involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a business combination. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome, potentially costly, reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company. See "Proposed Business - Investment Company Act Considerations."

      30. POTENTIAL HIGH RISK ACQUISITION TARGETS. To the extent the Company effects a Business Combination with a financially unstable company or entity in an early stage of growth (including entities without consistent records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable, early stage or potential emerging growth companies, including the possibility that it may be precluded from obtaining conventional bank financing required for the operation of the business. In addition, to the extent that the Company effects a business combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. Although Ms. Debra Janssen, the Company's sole officer and director, will endeavor to evaluate the risks inherent in a particular acquired business or industry, there can be no assurance that the Company will properly ascertain or assess all such significant risk factors. See "Proposed Business - Business Objectives."

      31. BROKER-DEALER SALES OF COMPANY SECURITIES. The Company's securities are subject to a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions) with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. Such broker-dealers must also, prior to the purchase, provide the customer with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describes the market therefor as well as a customer's legal remedies. The broker-dealer must also obtain a signed and dated acknowledgement from its customers demonstrating that the customers have actually received the required risk disclosure document before their first transaction in a penny stock. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if and when such a market develops.


      32. REQUIREMENTS OF CURRENT PROSPECTUS; STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The shares of Common Stock issuable upon exercise of the Warrants are also being registered with the Commission under the Company's Registration Statement, of which this Prospectus is a part. The Company will be required, from time to time, to file^ post effective amendments to its registration statement in order to ^maintain a current prospectus covering the issuance of such shares upon exercise of the Warrants. The Company will undertake to make such filings and to use its best effort to cause such post effective amendments to become effective. If for any reason a required post effective amendment is not filed or does not become effective or is not maintained, the Holders of the Warrants may be prevented from exercising their Warrants. Holders of the Warrants have the right to exercise the Warrants only if underlying shares of Common Stock are qualified, registered or exempt from registration ^ under applicable securities laws of the states which the various holders of the Warrants reside. The Company cannot issue shares of Common Stock to holders of the Warrants in states where such shares ^ are not qualified, registered or exempt. The Company has not undertaken to register the shares of Common Stock underlying the Warrants ^ in any state. See "Description of Securities- Warrants."

                                   DILUTION

      As of June 30, 1997, the net tangible book value of the Company's 4,900,000 outstanding shares of Common Stock was $(9,448) or approximately $(.002) per share. "Net tangible book value per share" is determined by dividing the tangible net worth of the Company (tangible assets less total liabilities) by the number of shares of Common Stock actually outstanding. After giving effect to the sale of 100,000 shares of Common Stock offered hereby at an offering price of $1.00 per share and the application of the anticipated net proceeds of this Blank Check Offering after deducting the expenses of the Offering, the assumed net tangible book value of the Company at June 30, 1997, would have been $89,292 or approximately $.018 per share, representing an immediate increase in net tangible book value of approximately $.020 per share to present holders of Common Stock and an immediate dilution of approximately $.982 per share to new investors. The following table illustrates this per share dilution.


                                                   Minimum           Maximum
                                                   Offering          Offering
                                                   --------          --------
Public Offering price per share                     $1.00             $1.00

Assumed per share net tangible book
  value of Common Stock before Offering            ($.002)           ($.002)

Increase per share attributable to
  payments by new investors                         $.010             $.020

Assumed per share net tangible book
  value of Common Stock after
  Blank Check Offering                              $.008             $.018

Dilution of net tangible book value
  per share to new investors(1)                     $.992             $.982
________________________________


(1) "Dilution" is determined by subtracting the net tangible book value per share after the offering from the amount of cash paid by a new investor for a share of Common Stock.

      The following table provides information concerning shares of Common Stock purchased and held by the existing shareholders of the Company at June 30, 1997, and in relationship to the Shares of Common Stock to be sold pursuant to this Blank Check Offering:


Approximate
Proposed Maximum Offering                                                           Aggregate
=========================                                                           Consideration
                                                                                    as Percentage
                                          Shares                                    of Total
                                          Purchased   % of Total                    Consideration
                                          from the    Shares to be  Aggregate       Received by
                                          Company     Outstanding   Consideration   the Company
                                          -------     -----------   -------------   -----------
Existing Shareholders...............     4,900,000       98%        $   6,900              6%
New Investors......................        100,000        2%        $ 100,000             94%
                                           -------      ----          -------             ---

Total...............................     5,000,000      100%        $ 106,900            100%

 ....................................
                                                                                    Approximate
                                                                                    Aggregate
Proposed Maximum Offering                                                           Consideration
=========================                                                           as Percentage
                                          Shares                                    of Total
                                          Purchased   % of Total                    Consideration
                                          from the    Shares to be  Aggregate       Received by
                                          Company     Outstanding   Consideration   the Company
                                          -------     -----------   -------------   -----------
Existing Shareholder................     4,900,000       99%        $   6,900             12%
New Investors.......................        50,000        1%        $  50,000             88%
                                            ------      ----           ------             ---

Total...............................     4,950,000      100%        $  56,900            100%

___________________________

                                 CAPITALIZATION



      The following table sets forth the capitalization of the Company as of June 30, 1997, and as adjusted to give effect to the issuance and sale of all the Maximum Shares (100,000 Shares) offered hereby.

                                            As of             As Adjusted
                                       June 30, 1997        Minimum   Maximum
                                       =============        -------   -------


Long Term Debt.........................  $ -0-          $  -0-       $ -0-

Shareholders' Equity:

  Preferred Stock, $.001 par value,
  authorized 5,000,000  shares, none
  issued...............................  $ -0-          $  -0-       $ -0-

  Common Stock, $.001 par value,
  authorized 20,000,000 shares;
  presently issued and  outstanding,
  4,900,000 shares and 5,000,000
  shares to be outstanding
  after Blank Check Offering........... $ 4,900          $4,950    $ 5,000

Additional Paid-in Capital............. $ 2,000         $34,950    $84,900

  Total Shareholders' Equity........... $ 6,900         $39,900    $89,900

  Total Capitalization................. $ 6,900         $39,900    $89,900


                                USE OF PROCEEDS

      Because management (which consists solely of Ms. Debra Janssen) has no specific business contemplated for the Company, it is unable to precisely indicate categories for the use of proceeds from the Blank Check Offering.
However, the following sets forth management's estimate as to how the gross proceeds will likely be allocated:

                                          Assuming              Assuming
                                          Maximum Gross         Minimum Gross
                                          Proceeds              Proceeds
Description                               Raised (1)            Raised
-----------                               ----------            ------

Working capital available for
  operations and other business
  endeavors upon completion of
  the Blank Check Offering and
  consummation of acquisition(2)(3)       $ 83,000              $33,000

Expenses of the Blank
   Check Offering(4)                      $ 17,000              $17,000
                                          --------              -------
                                          $100,000              $50,000
_______________________

(1) No assurances are given that the Company will sell any of the Shares and raise gross proceeds in any of such aggregate amounts.

(2) The working capital (i.e., monies to be used in connection with a potential acquisition, including but not limited to due diligence, travel and related out-of-pocket expenses) that will be available should be considered to be uncommitted because the Company is not presently planning to invest in any specific business or property, and the Company has no understanding, arrangement or contractual commitment to participate in or acquire any business or property. Such funds, however, may be used in connection with the Company's acquisition of a Business Combination, including the costs of such acquisition as well as the costs of analyzing such acquisition (up to 10% of the Deposited Funds: Maximum Offering up to $8,300 and Minimum Offering up to $3,300). The Company will not use any portion of the proceeds to hire consultants or advisors in connection with the acquisition of a business or property (other than to defray legal or accounting costs and fees incurred in the normal course in connection with an acquisition). Substantial funds could be expended in connection with preparing for an acquisition that is not consummated subject to the limitations provided hereafter. See "Proposed Business - Business Objectives" and "Conflicts of Interest." Working capital also may be used for paying other costs of the Company's operations, including legal and accounting fees and printing costs incurred in the filing of the periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to Ms. Debra Janssen for any of her out-of-pocket expenses incurred in connection with the Company locating, analyzing and/or negotiating to acquire a Business Combination not to exceed 10% of the Deposited Funds. No portion of the proceeds raised hereby will be paid to Ms. Janssen, directly or indirectly, as consultant's fees, advisor's fees, officer's salaries, director's fees, warrant solicitation fees, finder's fees for acquisitions, purchase of shares or other payments. In addition, no portion of the proceeds of this offering in excess of 10% of the Deposited Funds (i.e., up to $8,300 if the Maximum Offering is sold or up to $3,300 if only the Minimum Offering is sold) may be used to pay Ms. Janssen for any of her out-of-pocket expenses relating to this offering or incurred in connection with the costs of an acquisition or analyzing an acquisition which is not consummated. See "Certain Transactions." Management is not able to estimate the length of time that such available proceeds and working capital will be on hand, but as described in the last paragraph of this section, Ms. Janssen will make available to the Company any additional funds required to sustain operations.

(3)   See  also  "Prospectus  Summary"  for  discussion   concerning  Rule  419,
      Deposited Funds, Deposited Securities, and Rule 419 provision for release of up to 10% of Deposited Funds while such funds are held in escrow.

(4) Includes legal, accounting, printing, escrow, stock transfer fees, and other miscellaneous offering expenses (will not exceed $17,000) which includes $3,600 at June 30, 1997 advanced by Ms. Janssen to the Company in the form of a non-interest bearing loan to pay certain offering expenses.


      The Company estimates that it will have available as working capital for acquisitions and other business endeavors an aggregate of approximately $83,000 or $33,000 assuming the Maximum Shares or Minimum Shares, respectively, offered hereby are sold, of which no assurances can be provided. This Blank Check
Offering is being undertaken on a "best efforts-all or none" basis as to the first 50,000 Shares and, accordingly, may be completed upon satisfaction of the sale of the Minimum Offering (i.e., 50,000 Units or $50,000, less $17,000 of offering expenses equals $33,000).

      The Company presently anticipates that it will be able to locate and acquire a suitable business interest or property utilizing the net Minimum Offering proceeds (approximately $29,700 after deduction of offering expenses of $17,000 and working capital expenses not to exceed $3,300) of this Blank Check Offering. However, in the event that only the Minimum Offering is sold, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, to realize its goals than if it sold the Maximum Offering, with net Maximum Offering proceeds of approximately $74,700 (after deduction of offering expense, of $17,000 and working capital expenses of up to $8,300). In the event the Company were to raise only the Minimum Offering proceeds from this Blank Check Offering, the Company would have only a limited amount of incremental working capital available for use either to complete an acquisition or to provide working capital following any such acquisition. See "Risk Factors Nos. 6, 10, 18 and 19".

      None of the proceeds raised hereby will be used to make any loans to Ms. Debra Janssen, the Company's sole officer and director, or any affiliates or associates or any of the Company's shareholders. Furthermore, the Company may not borrow funds and use the proceeds therefrom to make payments to Ms. Janssen or any affiliates or associates.

      It is contemplated that the Deposited Funds of this Blank Check Offering will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

      (a) an obligation that constitutes a "deposit," as that term is defined in Section 3(1) of the Federal Deposit Insurance Act (12 U.S.C. 1813(1) (1991));

      (b) securities of an open-end investment company registered under the 1940 Act [15 U.S.C. 800-1 et seq.] that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) of Rule 2a-7 [17 CFR 270.2a-7) under the 1940 Act; or

      (c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

      The Company would be deemed an "investment company" should the net proceeds of this Blank Check Offering remain invested in such investments for more than one year. Being deemed an investment company without registration under the Investment Company Act can result in civil liability and criminal penalties to controlling persons in certain instances, as well as civil liabilities and unenforceability of contracts with regard to the Company. In the event the Company has not completed an acquisition of a business within 18 months from the date of this Prospectus, the Company will take such actions as it deems necessary to avoid being classified as an "investment company." Such measures may include a decision, if deemed necessary, to seek shareholder approval to liquidate the Company. If there is such a liquidation, all investors in this Blank Check Offering, will receive the liquidated assets comprised of the Deposited Funds on a pro-rata basis.


            MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

      The Company's plan of operation for the next 18 months, including the period the Company can satisfy its cash requirements and whether it may be required to raise additional funds in such period, is discussed herein under the headings "Use of Proceeds" and "Proposed Business." The Company has not conducted any market studies with respect to any business, property or industry. Prior to its involvement with any business, the Company does not anticipate performing any product research or development (see "Proposed Business - Business Objectives"). As of the date of this Prospectus, Ms. Debra Janssen, the Company's sole officer and director, does not anticipate, during the ensuing 18 months, any expected purchase of plant and significant equipment.


                                  THE COMPANY

      Win-Gate Equity Group, Inc. is a Florida corporation formed on May 17, 1996, to seek and make one or more Business Combinations to the extent its limited assets will allow. See "Risk Factors" and "Proposed Business." The Company is in the development stage and has no operating history. The Company will not acquire or merge with a development stage company, and will consummate an acquisition solely with a company with existing operations and revenues. The Company will not acquire or merge with a company in which Ms. Janssen, the Company or LWH, or any affiliate or related party of Ms. Janssen, the Company or LWH have an ownership interest or otherwise control. Ms. Janssen may manage any business developed or acquired by the Company, may employ qualified, but as yet unidentified, individuals to manage such business or may not have any active involvement with such business.

      No representation is made nor implied that the Company will be able to carry on its activities profitably. The subsistence of the Company is dependent initially upon sufficient proceeds being realized by the Company from this Blank Check Offering, of which there is no assurance to acquire one or more Business Combinations and provide, if necessary, working capital following any such acquisition. Proceeds of this Blank Check Offering may be insufficient to enable the Company to conduct potentially profitable operations or otherwise to engage in any business endeavors, acquisitions or mergers. The likelihood of the success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that the Company will have the ability to acquire assets, a business or properties with any value to the Company.

      The minimum net proceeds from this Blank Check Offering as well as the maximum net proceeds may be insufficient for the Company to realize its goals and allow the Company to engage in a business venture chosen by Ms. Janssen. In the event that proceeds from less than the Maximum Offering are raised or if only the Minimum Units are sold from this Blank Check Offering, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult to realize its goals. In the event the Company were to raise any amount less than the maximum amount of this Blank Check Offering, or if only the Minimum Units are sold, the Company would have less or only a limited amount of working capital available for use either to complete an acquisition or to provide working capital following any such acquisition. Concomitantly, the potential number of shares of Common Stock subsequently able to be traded in the over-the-counter market would be reduced which could also limit the attractiveness of the Company as an acquisition partner. While the Company believes that proceeds from only the Minimum Offering from this Blank Check Offering and reduced future trading market for the Company's Common Stock would limit the attractiveness of the Company as a merger or acquisition partner and reduce the opportunities for such acquisitions, Ms. Janssen believes, although there can be no assurances, that there will still be available acquisition opportunities. See "Use of Proceeds." If such proceeds are insufficient to provide working capital following any such acquisition, the Company may be required to seek additional capital through the sale of its securities or obtaining financing through loans. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable or favorable to the Company. The Company does not intend to obtain a loan to acquire a Business Combination. The Company presently anticipates that it may choose to issue shares of its Common or Preferred Stock in connection with any acquisition of a business interest or other type of property although the Company presently has no commitments, contracts or intentions to issue any additional shares. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the outstanding shares of Common Stock. If the Company issues any additional shares of Common Stock, such issuance will reduce the proportionate ownership and voting power of each other shareholder. In the event that additional capital is needed by the Company to sustain operations until completion of a merger or acquisition, LWH has agreed to lend the Company up to $10,000 at such time as the Minimum Offering is completed on an as needed basis for working capital to sustain operations. In the event funds are loaned to the Company, the agreement between the Company and LWH provides for the repayment of principal and interest thereon, at a rate of six (6%) percent per annum, on January 1, 2000. In the event that the Company shall not have the ability to pay the note together with accrued interest at that time, the obligation shall be forgiven by the LWH. In the event that the Company finds and acquires a "Business Combination" within the 18 month period, the "Business Combination" will assume the $10,000 debt payable to LWH. In the event additional capital is needed by the Company to sustain operations following an acquisition, the Company may obtain additional capital through the sale of its securities through loan financing. No assurance can be given, however, that any additional capital or financing will be available, or if available, that it will be on favorable terms to the Company. See "Risk Factors No. 10, 18 and 19". In the event the Company borrows funds, the Company may not be able to incur additional debt, make other acquisitions or declare dividends.

      In the event that Ms. Janssen determines that the Company is unable to conduct or acquire any business in the ordinary course, Ms. Janssen, following compliance with the requirements of Rule 419 (which provides that the Deposited Funds will be returned on a pro-rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus), in her sole discretion, will then seek shareholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time, all shareholders of the Company will receive the liquidated assets on a pro rata basis, but not including Ms. Janssen, who has waived her right to receive such liquidating distribution in such circumstances. While Ms. Janssen has not established any guidelines for determining at what point in time she might elect to discontinue her efforts to engage in a business and seek shareholder approval to liquidate the Company, Ms. Janssen is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

                               PROPOSED BUSINESS

Business Objectives
-------------------

      The Company's business plan is to seek one or more potential Business Combinations that may, in the opinion of Ms. Debra Janssen, the Company's sole officer and director, merit the Company's involvement. The Company recognizes that, as a result of its limited financial, managerial and other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the businesses in which it participates rather than immediate, short-term earnings. In seeking to attain its business objectives, the Company will not restrict its search to any particular industry. Rather, the Company may investigate businesses of a varying range of products or services, including but not limited to finance, high technology, manufacturing, service, research and development, communications, insurance and transportation. Any agreement to acquire an acquisition candidate must provide for the acquisition of a business or net assets for which the fair market value of the business and net assets to be acquired represents at least 80% of the maximum offering received pursuant to this Blank Check Offering which for purposes of this calculation gives effect to the proceeds to be received, if any, from the exercise of the Warrants offered hereby (i.e., Maximum Offering: $1,300,000 x 80% = $1,040,000; and Minimum Offering $650,000 x 80% = $520,000). There is no
assurance  however,  that  any  Warrants  will  be  exercised.  See "Acquisition

Restrictions." Subsequent to Rule 419, Ms. Janssen's discretion is unrestricted, and the Company may participate in any business whatsoever that may, in the opinion of Ms. Janssen, meet the business objectives discussed herein. See "Form and Structure of Acquisition." It should be emphasized that such business objectives are extremely general and are not intended to restrict the discretion of Ms. Janssen. At the present time, the Company has not chosen the particular area of business in which it proposes to engage and has not conducted any market studies with respect to any business, property or industry. Prior to its involvement with any business, the Company does not otherwise anticipate performing any product research or development.

      The Company will not restrict its search to any specific industry, but the Company will not acquire or merge with a development stage company, and will consummate an acquisition solely with a company with existing operations and revenues. At this time, it is impossible to determine the needs of the business in which the Company may seek to participate, and whether such business may require additional capital or may be seeking other advantages that the Company may offer. In other instances, possible business ventures may involve the acquisition of a company that does not need additional equity, but rather seeks to establish a public trading market for its securities.

      Businesses that seek the Company's participation in their operations may desire to do so to avoid what they consider to be adverse factors related to undertaking a public offering. Such factors include substantial time requirements and legal costs, along with other conditions or requirements imposed by federal and state securities laws. In making an investment in the Company, investors should recognize that the terms of their purchase of the Shares may ultimately prove to be less favorable that if such person had invested in the securities of a specific business that was undertaking its own public offering.

      The analysis of potential business endeavors will be undertaken by or under the supervision of Ms. Janssen who will rely on her own business judgment in formulating decisions as to the types of businesses that the Company may acquire or in which the Company may participate. In the event of any Business Combination, it is likely that the Company's present shareholders (including investors in this Blank Check Offering) will retain a minority interest in the resulting stock ownership of the Company. Although Ms. Janssen has general business and management experience, potential investors should be aware that Ms. Janssen has no experience in Business Combinations and may not have any significant experience in operating certain business interests that the Company might choose to acquire. Ms. Janssen will not seek to obtain financial advisors or consultants to assist her in assessing the merits and risks of any proposed acquisition.

      In analyzing a prospective business, Ms. Janssen will consider such factors as available technical, financial and managerial resources; principal products or services and their markets; distribution methods of products or services; sources and availability of raw materials and suppliers; dependence upon customers; need for government approval of products or services; effect of existing or probable governmental regulation on the business; costs and effects or compliance with applicable environmental laws; working capital and other financial requirements; such business' history of operations, if any, and prospects for the future; the nature of present and expected competition; the quality and experience of management that may be available and the depth of that management; the potential for further research, development or exploration; risk factors; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of such business' products, services and trade or service marks; and its name identification. The fact that Ms. Janssen will consider these factors, however, should not be understood as implying that it has or will have any experience or expertise in the business being considered. The foregoing description of factors to be considered is merely illustrative of the type of analysis which may be applied to an evaluation of a potential acquisition. See "Management."

      Although these and other factors will be considered, to a large extent a decision to participate in a specific business will be difficult, if not impossible, to analyze through the application of objective criteria. In many instances, the achievements of a specific business to date may not necessarily be indicative of its potential for the future because of various changing requirements of the marketplace, including a company's abilities to substantially shift marketing approaches, expand significantly, change product emphasis, and change or substantially alter its management. On the other hand, a company's management may not have proven its abilities or its effectiveness, nor the viability of the market or the products or services that the company proposes to market. As such, the profitability of such a business may be unpredictable and might subject the Company and its assets to substantial risks. As part of the Company's investigation of a business, Ms. Janssen expects that she will meet personally with the company's management and personnel, visit and inspect the company's facilities, obtain independent analysis or verification of certain information provided, check references of the company's management and key personnel, and conduct other reasonable due diligence, to the extent that the Company's limited resources and Ms. Janssen's technical expertise, if any, permit. Generally, Ms. Janssen will analyze all available information and make a determination based upon a composite of available facts, without reliance upon a single factor as controlling.

      Prospective businesses may be brought to the attention of the Company from various sources, including securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. It is possible, but not anticipated, that the Company may publish notices or advertisements in financial or trade publications seeking potential business acquisitions. The Company does not anticipate engaging the services of professional firms that specialize in business acquisitions and reorganizations. It is also possible, but not anticipated, that the Company may agree, in connection with an acquisition, to pay a finder's fee or other compensation to an investment banking firm or other person (who will not be affiliated with the Company) who submits to the Company a business in which the Company participates. See "Conflicts of Interest."

      The process of locating and investigating specific business proposals will take a varying degree of time which could range up to several months to complete. Furthermore, even after a business is located, the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial additional time, effort and attention on the part of Ms. Janssen, as well as costs for attorneys, accountants and others. The time that these subsequent steps will take and the costs associated therewith also cannot be assured. If a decision is made not to participate in a specific business endeavor, the costs incurred in the related investigation might not be recoverable. Furthermore, even if an agreement were reached for the participation in a specific business, the failure to consummate that transaction might result in the loss to the Company of the related costs incurred.

      Investors in this Blank Check Offering will be relying totally upon the business judgment of Ms. Janssen in connection with the proper expenditure of the funds raised in this Blank Check Offering and in the future operations of the Company. It is not expected that shareholders of the Company will be consulted with respect to the expenditure of the proceeds of this Blank Check Offering, except required by Rule 419 or by law. See "Form and Structure of Acquisition."

Form and Structure of Acquisitions
----------------------------------

      Of the various methods and forms by which the Company may structure a transaction in acquiring another business, Ms. Janssen is likely to use one of the following forms: (i) a merger or consolidation of the acquired corporation into or with the Company; (ii) a merger or consolidation of the acquired corporation into or with a subsidiary of the Company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger"); (iii) an acquisition of all or a controlling amount of the stock of the acquired corporation whether by an exchange of shares of stock of the Company or payment in whole or in part of cash or other assets on the Company; or (iv) an acquisition of the assets of a business by the Company or a subsidiary of the Company organized for such purpose. If a merger or consolidation transaction involving the Company is used, the Company will be the surviving corporation; if, however, a subsidiary of the Company is used in such a transaction, either the subsidiary or the acquired corporation may be the surviving corporation in the merger of consolidation, with the survivor being a wholly-owned subsidiary of the Company. Following a stock acquisition or subsidiary-type merger or consolidation, the Company may choose to effect a merger or consolidation of the acquired company, or subsidiary acquiring such company, into or with the Company.

      In any of the above transactions, it is likely that the consideration used by the Company to acquire the business will consist of Common Stock, preferred stock or a combination of both, although the Company may use cash and/or debt. In the event that a business is acquired for Common Stock, depending upon the amount so issued, the owners or shareholders of such business may obtain an amount of shares sufficient to enable such individuals to control the Company, even if they obtain less than a majority of the Company's then-issued and outstanding shares. Such a reorganization could result in additional dilution to the shareholders of the Company. If the Company were to issue substantial additional securities in the acquisition, such issuances might have an adverse effect on any trading markets that might develop in the Company's securities in the future. If, in the acquisition of any given business, the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of their limited investment in the Company.

Florida Corporate Law Considerations  Concerning Shareholder Approval of Certain
--------------------------------------------------------------------------------
Business Combinations
---------------------

      Whether the Company's shareholders have the right, as a matter of Florida law, to approve or disapprove any proposed transaction will depend upon the form of the transaction chosen by Ms. Debra Janssen, the Company's sole officer and director. Of the forms from which Ms. Janssen may choose only the merger, consolidation and share exchange give rise to a shareholder vote. Shareholder approval is not required as a matter of Florida law to approve a merger if the Company is to be the surviving corporation and: (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights immediately after the merger; and (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than (20%) the total number of voting shares of the surviving corporation outstanding immediately before the merger. Furthermore, if the Company acquires 80% or more of the outstanding shares of a subsidiary corporation, the Company may then merge the acquired corporation, or the subsidiary acquiring such corporation, into the Company without a shareholder vote. However, shareholders may, under certain circumstances, nevertheless be entitled to dissenters' rights of appraisal.

      Because a transaction requiring shareholder approval gives Ms. Janssen less flexibility than one as to which only the approval of the Company's Board of Directors is required, the Company would be more likely as a matter of Florida law to choose a form of acquisition under which a shareholder vote would not be required if Florida corporate Law issues were the only consideration. See discussion below and earlier discussion herein under "Prospectus Summary" concerning the application of Rule 419 to shareholder voting requirements in connection with acquisitions. With or without a shareholder vote, Ms. Janssen, in approving a transaction, may not violate her fiduciary duties to the Company or its shareholders.

      Shareholders of a Florida corporation have dissenters' appraisal rights if the transaction is one pursuant to which a vote of its shareholders is required under Florida law. Dissenters' appraisal rights permit shareholders who dissent from the approval of a corporate transaction to sell their shares back to the corporation for such shares' fair value. Even if a shareholder vote is required, dissenters' appraisal rights will be unavailable under Florida law if, on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which a plan of merger or consolidation is proposed, the shares are registered on a national securities change or are held of record by not less than 2,000 shareholders. Although the Company is unlikely to come within the aforementioned exception, the Company is also unlikely to use a form of transaction under which shareholders are entitled to vote under Florida law. Therefore, it is unlikely that dissenters' appraisal rights will be available to the Company's shareholders in connection with any acquisition.

      If the Company were to seek its shareholders' approval of an acquisition pursuant to Florida law, the proxy used to solicit shareholder approval will not be subject to the proxy solicitation rules of the federal securities law. A corporation registered pursuant to Section 12 of the Exchange Act is subject to the proxy solicitation provisions of such act and the rules and regulations thereunder, and such corporation's proxy solicitation materials are subject to review by the Securities and Exchange Commission ("SEC"). Because it is likely that the Company will not be registered under Section 12 at the time of any acquisition, it is likely that its proxy solicitation materials will not be subject to these rules. SEC review might result in different or more inclusive disclosure in proxy materials used for such shareholder vote. Furthermore, Florida law does not provide for the regulation of such proxy solicitations.

Rule 419 Prescribed Acquisition Criteria and Reconfirmation
-----------------------------------------------------------

      As previously discussed herein on the cover page of this Prospectus, this Blank Check Offering is subject to Rule 419 under the Act. As such, among other things, notwithstanding the above-described Florida state law considerations, any agreement to acquire an acquisition candidate must provide for the acquisition of a business or net assets for which the fair market value of the business or net assets to be acquired represents at least 80% of the Maximum Offering proceeds received pursuant to this Blank Check Offering which for purposes of this calculation gives effect to the proceeds to be received, if any, from the exercise of the Warrants offered hereby (i.e., Maximum Offering:
$1,300,000 x 80% = $1,040,000;  and Minimum Offering $650,000 x 80% = $520,000).
There is no assurance however, that any Warrants will be exercised. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete a reconfirmation offering as described herein under "Prospectus Summary - Investor Rights to Reconfirm Investment Under Rule 419 - Prescribed Acquisition Criteria." The Company will not acquire or merge with a business or a company in which Ms. Janssen, the Company or LWH or any affiliates or associates of Ms. Janssen, the Company or LWH, directly or indirectly, have an ownership interest or otherwise control.


Tax Considerations
------------------

      Federal income tax considerations may have an impact on the manner in which the acquisition is structured. For example, if the Company uses Common Stock or any other voting stock to acquire the stock or assets of the acquired business, it may have to issue a significant amount of such securities, as opposed to cash or debt, because of the requirements imposed by provisions of the Internal Revenue Code of 1986, as amended, for obtaining certain beneficial tax consequences associated with certain types of reorganizations. Accordingly, the proportional interests of the present shareholders of the Company prior to such transaction or reorganization, including persons purchasing Shares in this Blank Check Offering, may be substantially less than the proportional interests of such shareholders in the reorganized entity.

      If the Company uses its Common Stock or other capital stock as the consideration in acquiring the stock of a corporation (a "stock-for-stock acquisition") or in a subsidiary or reverse-subsidiary merger form of acquisition, and if the shareholders of the acquired corporation obtain more than 50% of the fair market value of the Common Stock or other capital stock of the Company outstanding after the acquisition, then the acquisition may be deemed a "reverse acquisition" for purposes of filing federal income tax returns on a consolidated basis. Under the "reverse acquisition" rules, which would apply only if the reorganized Company files such returns on a consolidated basis, the Company may not offset its losses incurred prior to the acquisition against any post-acquisition profit of the acquired corporation or its subsidiaries. Accordingly, the Company may not have sufficient income to offset and use up non-capital expenses and deductions incurred up to the date of acquisition.

Acquisition Restrictions
------------------------

      The Company presently intends to engage in the business of acquiring other businesses or an interest in one or more business endeavors. It is however, the stated intention of Ms. Debra Janssen, the Company's sole officer and director, not to acquire investment securities of another company except in those circumstances in which such company will become a wholly-owned or majority-owned subsidiary of the Company, or a subsidiary controlled primarily by the Company, or the Company is the surviving entity in a merger. Ms. Janssen will make every effort to keep the Company from being classified as an "investment company" under the Investment Company Act. Being deemed an "investment company" without registration as such under the Investment Company Act can result in civil liability and criminal penalties to controlling persons in certain instances as well as civil liabilities and unenforceability of contracts with regard to the Company. Accordingly, the Company has not engaged and does not intend to engage in the business of: (i) investing, reinvesting or trading in securities as its primary business; (ii) issuing face-amount certificates of the installment type; or (iii) investing, reinvesting, owning, holding or trading in securities, if it shall own or propose to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on a consolidated basis. See "Use of Proceeds."

      The Company is not engaged, and does not intend to engage, in the business of advising others for compensation, either directly or through publications or writing, as to the value of securities or as to the advisability of investing in, purchasing or selling securities. In addition, it will not be part of the Company's regular business to issue or promulgate for compensation analysis or reports concerning securities. The Company does not intend: (i) to pursue any course of business that would render it an "investment advisor" under the Investment Advisors Act of 1940; or (ii) to acquire a company that is a broker or dealer of investment securities or commodities, or a company affiliated with such a broker or dealer.

      The Company will not participate in any business endeavor wherein it invests the proceeds of this Blank Check Offering in an entity that is an affiliate of Ms. Janssen. It is the stated intention and undertaking of Ms. Janssen that the Company will not acquire or merge with a business or a company in which Ms. Janssen or any affiliates or associates, directly or indirectly, have an ownership interest. See "Conflicts of Interest" and "Risk Factors - Conflicts of Interest."

      Further, companies subject to Section 13 or 15(d) of the Exchange Act must furnish certain information about significant acquisitions, including audited financial statements for the company or companies acquired covering one or two years, depending upon the relative size of the acquisitions and other factors. The Company does not expect that its obligation to file such information will be suspended, and the Company will not suspend its reporting obligations at any time while it retains investors' funds as part of this Blank Check Offering. In the event the Company's obligations to file such information and reports is suspended, it is the Company's intention to continue voluntarily to file such information and reports. In addition, if during this Blank Check Offering the Company determines that a material acquisitions is probable, the Company must file a Post-Effective Amendment to the Registration Statement of which this Prospectus is a part. A post-effective amendment would include, pursuant to Regulation S-B promulgated under the Exchange Act, audited financial statements for the company or companies proposed to be acquired. Such an amendment would not be declared effective by the SEC until the requisite financial statements are filed. Consequently, if targeted acquisition prospects do not have, or are unable to obtain, the requisite audited financial statements, such acquisitions by the Company would appear to be inappropriate during this Blank Check Offering and so long as the reporting requirements of the Exchange Act are applicable.

      Ms. Janssen has not previously participated in any Blind Pool or Blank Check Offerings and has no plans to participate in any such future offerings, if at all, until this Blank Check Offering is complete and a Business Combination is consummated.

Legal Proceedings
-----------------

      There are no legal proceedings pending or threatened of any type or otherwise known to be contemplated to which the Company or any of its property is subject.

Office Facilities
-----------------

      The Company currently maintains its business address on a rent free basis at 8700 N.W. 47th Drive, Coral Springs, FL 33067. The facility is owned by Debra Janssen. The Company at present owns no equipment, and does not intend to own any upon completion of this Blank Check Offering.

                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

      The following person is the sole director and executive officer of the Company and has served in this position since May, 1996. All officers and directors are elected annually to serve for one year or until their successors are elected and qualified.

Name                    Age               Position
----                    ---               --------

Debra Janssen           38                President, Chief Executive
                                          Officer and Director


      For purposes of this offering, Ms. Janssen is also considered to be a promoter of the Company. Ms. Janssen is the Company's sole promoter. The Company has not entered into an employment contract with Ms. Janssen and does not intend at this time to do so in the future.

      Since 1993, Ms. Janssen has worked as Treasurer/Director and is the co-founder of Beacon Equity Group, Inc., a Pompano Beach, Florida financial services corporation specializing in investment banking, mergers and acquisitions, and financial public relations. Before relocating to Florida from Long Island, New York in 1993, Ms. Janssen was the assistant to the Vice President of a large insurance brokerage firm, Blumencranz, Klepper, Wilkins and Dubofsky, Ltd., from April, 1985 to August, 1993. In this capacity, she assisted in the operations of the National Basketball Association (the "NBA") and National Hockey League's Temporary Total Disability Programs and was instrumental in coordinating the insurance for the NBA "Dream Team" for the Olympic games.

      Ms. Janssen has not participated in any previous Blind Pool or Blank Check Offerings. Ms. Janssen expects to devote up to 50% of her available business time for the search for a suitable acquisition candidate.


Compensation
------------

                                        Summary Compensation Table(1)

                                            Annual Compensation              Long-Term Compensation
                            -----------------------------------------------------------------------
                                                                Awards                Payout
                                                        -------------------------------------------

                                                                      Securities
                                              Other                   Under-
Name and                                      Annual    Restricted    lying               All Other
Principal                                     Compen-   Stock         Options/    LTIP    Compen-
Position             Year  Salary    Bonus    sation    Award(s)      SARs        Payout  sation
                              ($)     ($)       ($)       ($)            (#)         ($)     ($)
----------------------------------------------------------------------------------------------------
Debra Janssen        1996     $0      $0        $0        $0              0          $0      $0
President, Chief
Executive Officer,
and Sole Director


1    The Summary Compensation Table reflects the compensation paid since May 1996, when the Company was incorporated in Florida.

                                       37




                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)


                                                    Percent of
                                   Number of        Total Options/
                                   Securities       SARs Granted
                                   Underlying       to Employees       Exercise or
                                   Options/SARs     in Fiscal          Base Price     Expiration
                  Name             Granted (#)      Year               ($/Sh)         Date
----------------------------------------------------------------------------------------------------
Debra Janssen                          0                 0                0               0
President, Chief Executive
Officer, and Sole Director


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                 OPTION/SAR VALUES


                                                                   Number of
                                                                   Securities        Value of
                                                                   Underlying        Unexercised
                                Shares                             Unexercised       in-the-Money
                                Acquired                           Options/SARs      Options/SARs
                                on               Value             at FY-End (#)     at FY-End ($)
                                Exercise         Realized          Exercisable/      Exercisable/
         Name                      (#)               ($)           Unexercisable     Unexercisable
----------------------------------------------------------------------------------------------------
Debra Janssen                      0                 $0                 0                 $0
President, Chief Executive
Officer, and Sole Director


                        LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                           Number            Performance      Estimated Future Payout Under
                           of Shares,        or Other         Non-Stock Price-Based Plans
                           Units or          Period Until     ----------------------------------
                           Other Rights      Maturation       Threshold      Target       Maximum
             Name              (#)           or Payout        ($ or #)       ($ or #)     ($ or #)
----------------------------------------------------------------------------------------------------
Debra Janssen                  0                 0               0                0            0
President, Chief
Executive Officer,
and Sole Director



      The Company has not paid any direct or indirect compensation to its sole officer^ and director^ and none will be paid from the proceeds of this offering. There are no understandings or arrangements otherwise relating to compensation. Additionally, no options or SARs have been granted to any persons since the Company's inception nor does the Company have any long-term incentive plans. The Company has conducted no business, as of yet, and Ms. Debra Janssen, the Company's sole officer and director, has done no work for the Company other than the initial organizational activities. Ms. Janssen will look for potential business combinations, primarily through her own efforts and inquiries, through a variety of sources including business associates and opportunities presented in business publications.

      STOCK OPTION PLAN

      On June 25, 1996 the Board of Directors and shareholders approved a stock option plan called the "1996 Stock Option Plan" (the "Plan"). Under the Plan, the Company has reserved an aggregate of 500,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Option Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

      Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1996, as amended or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after date of the grant.

      The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

      The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment may not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

      Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

      All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

      The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate in June 25, 2006. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

      To date, no options have been granted under the Plan. No determinations have been made regarding the persons to whom options will be granted in the future, the number of shares which will be subject to such options or the exercise prices to be fixed with respect to any option.

                              CONFLICTS OF INTEREST

      The proposed business of the Company is not anticipated to raise potential conflicts of interest between the Company and its management. The Company has been formed for the purpose of locating suitable business opportunities in which to participate. However, Ms. Debra Janssen, the sole officer and director of the Company, will devote only up to 50% of her available business time to the Company, and is engaged in various other business activities. Accordingly, the only conflict of interest anticipated by the Company is the demands on Ms. Janssen's time from other business interests.

      Directors of Florida corporations are required to bring business opportunities to their corporations if their corporations could financially undertake the opportunity, the opportunity is within the corporation's line of business, and it would not be fair to the corporation and its shareholders for the opportunity not to be brought to the corporation. Because the business of the Company is to locate a suitable business venture, Ms. Janssen could possibly be required to bring such business opportunities to the Company. Potential conflicts may arise in the determinations by Ms. Janssen as to whether these potential business opportunities are within the financial means and proposed business program of the Company.

      The Company will not invest the proceeds of this Blank Check Offering in any entity affiliated with Ms. Janssen or any affiliates or associates of Ms.

Janssen. Ms. Janssen does not anticipate being involved with any other Blank Check Company or other business organization seeking acquisition opportunities prior to any reconfirmation offering and business acquisition undertaken by the Company. Furthermore, and in any event, the Company must comply with the reconfirmation offering requirements of Rule 419. See "Prospectus Summary - Investor Rights to Reconfirm Investment Under Rule 419" and "Risk Factors - Conflicts of Interest." The Company has established no other guidelines or procedures for resolving potential conflicts. Failure by Ms. Janssen to resolve any conflicts of interest that were to develop for any reason in favor of the Company may result in liability of Ms. Janssen to the Company. Ms. Janssen has and will continue to have an affirmative obligation to disclose any potential or actual conflicts of interest that may develop to the Company's Board of Directors (following any subsequent expansion to include independent directors) or, alternatively, to its shareholders.


                              CERTAIN TRANSACTIONS

      Ms. Debra Janssen acquired 1,500,000 shares of Common Stock of the Company in May, 1996 for a consideration of $3,000. In addition, in May, 1996, the Company issued 400,000 shares of Common Stock to Atlas, Pearlman, Trop & Borkson, P.A. in consideration for legal services rendered to the Company. The current breakdown of share ownership is described under "Principal Shareholders." The Company leases office space on a month-to-month, rent-free basis from Debra Janssen, the Company's CEO.

      The Board of Directors of the Company by resolution has estimated that the out-of-pocket expenses in connection with consummating a Business Combination expected to be incurred will approximate up to $17,000 and will not exceed $17,000. Accordingly, Ms. Janssen is authorized by the Company to receive up to $8,300 or $3,300 from the Deposited Funds assuming the Maximum Offering or Minimum Offering, respectively, is sold.


                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of the Company as of the date hereof, and as adjusted to reflect the sale of the shares offered hereby by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and officer and (iii) by all officers and directors of the Company as a group.

                              Number of
                              Shares of        Percentage of
Name and                      Common Stock     Company Owned   Percentage of
Address of                    Beneficially     Before          Company Owned
Beneficial Owner              Owned            Offering        After Offering(1)
----------------              -----            --------        -----------------

Ms. Debra Janssen          1,500,000             30.6%             30.0%
8700 N.W. 47th Drive
Coral Springs, FL  33067

Lake Worth Holdings, Inc.(2)  3,000,000           61.2%             60.0%
c/o David Critchfield
11061 S.W. 1st Court
Coral Springs, FL  33071

Atlas, Pearlman, Trop
& Borkson, P.A.
200 East Las Olas Blvd.
Suite 1900
Fort Lauderdale, FL 33301      400,000             8.2%              8.0%

All Executive Officers
and Directors as a
Group (1 Person)             1,500,000            30.6%             30.0%
___________________________

(1) Assumes completion of the maximum offering of 100,000 Shares, of which there are no assurances.

(2) Lake Worth Holdings, Inc. a privately held corporation, engages in the business of Real Estate and Communications. David Critchfield, the sole shareholder of LWH, has no affiliation with the Company or its sole officer and director. Mr. Critchfield has no prior experience in blank check offerings.

                            DESCRIPTION OF SECURITIES

Units
-----

      The Company is offering for sale up to a maximum of 100,000 Units at a purchase price of $1.00 per Unit. Each Unit consists of one share of Common Stock and ten Common Stock Purchase Warrants. The Units, Shares and Warrants are not separately transferable until the Company acquires a Business Combination.

Common Stock
------------

      The Company has 20,000,000 shares of authorized Common Stock $.001 par value per share. As of the date of this Prospectus, 4,900,000 shares are issued and outstanding.

      Each shareholder is entitled to one vote for each share of Common Stock owned of record. The holders of shares do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of the Company's directors. Action can be taken without a meeting if a written consent setting forth the action taken is signed by holders of not less than the minimum number of shares necessary to authorize the action at a meeting if all shares entitled to vote were present and voted. If the consent of all shares entitled to vote is not obtained within 10 days of obtaining the consent by a sufficient number of shares to approve the vote, subsequent notice must be given to holders who did not so consent.

      Holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Upon the liquidation, dissolution, or winding up of the Company, the assets legally available for distribution to the shareholders will be distributable ratably among the holders of the shares outstanding at the time. Holders of the shares of Common Stock have no preemptive, conversion, or subscription rights, and shares are not subject to redemption. All outstanding shares of Common Stock are, and the shares being offered hereby will be, fully paid and nonassessable. As to the Company's dividend policy, see "Risk Factors -- No Dividends Anticipated."

Warrants
--------

      The Warrants will be issued in registered form pursuant to an agreement, dated the date of this Prospectus (the "Warrant Agreement"), between the Company and Florida Atlantic Stock Transfer, Inc., as Warrant Agent (the "Warrant Agent").

      Each of the Warrants entitles the registered holder to purchase one share of Common Stock. The Warrants are exercisable at a price of $1.20 subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger

      The Warrants are redeemable by the Company for $.01 per Warrant, at any time commencing thirty days from the closing of a Business Acquisition, upon thirty (30) days prior written notice, and upon thirty (30) days prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable.

      The Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement for the Warrants, the holders will be unable to exercise the Warrants and the Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Warrants are not registered or qualified for sale in the state in which the warrant holder resides, such holder will not be permitted to exercise the Warrant. See "Risk Factor No. 32 - Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants Which May Not be Exercisable and May Therefore be Valueless".

      Each Warrant may be exercised by surrendering the Warrant certificate, with a form of election to purchase on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. The Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

      For the life of the Warrants, subject to their redemption provisions, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Warrants remain exercisable. The holders of the Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Warrants.

      Because the Warrants may be transferred, it is possible that the Warrants may be acquired by persons residing in states where the Company has not registered, or is not exempt from registration such that the shares of Common Stock underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those states would have no choice but to attempt to sell their Warrants or to let them expire unexercised. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a registration statement covering the shares underlying the Warrants to be in effect when the Warrants are exercisable. In that event, the Warrants may expire unless extended by the Company as permitted by the Warrant because a registration statement must be in effect, including audited financial statements for companies acquired, in order for Warrant Holders to exercise their Warrants.

Preferred Stock
---------------

      The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. No shares of the Company's Preferred Stock are outstanding as of the date of this Prospectus, but any future issuances of Preferred Stock could dilute the voting rights and economic interests of holders of shares of the Company's Common Stock.

Over-the-Counter Market
-----------------------

      The  Shares  of  Common  Stock  offered   hereby  may  be  traded  in  the
over-the-counter market should a market develop therefor. There is, however, no assurance that such a market will develop, or if developed, will be sustained.

Transfer Agent
--------------

      The Transfer Agent for the Common Stock of the Company is Florida Atlantic Stock Transfer, Inc., 5701 North Pine Island Road, Suite 310A, Tamarac, FL 33321.

                             PLAN OF DISTRIBUTION

      The Company intends to sell a minimum amount of 50,000 Units offered on a "best efforts-all or none" basis and the remaining 50,000 Units on a "best efforts" basis. The Units are offered by the Company for a period of 90 days from the date hereof (which period may be extended for an additional 90 days by the Company), or until such earlier date as all such Units are sold. Any subscription received after the Company has sold all of the Units will be promptly returned to the investor without interest or deductions. Pending the sale of the Units, all proceeds will be deposited by noon of the first business day following receipt into a non-interest-bearing escrow account with United National Bank, Escrow Agent for this Blank Check Offering and in accordance with Rule 419 of the Securities Act. See "Prospectus Summary," "Use of Proceeds," and Form and Structure of Acquisition."

      The Company intends to sell the Units offered hereby through Ms. Janssen who will receive no commission for selling any Units offered hereby. The Company does not intend to retain any broker-dealers as selling agents.

      Neither Ms. Janssen, nor any officer, director, nor Principal Stockholders of the Company (including any affiliates thereof) will purchase any of the Units in this Blank Check Offering.

Method of Subscribing
---------------------

      Persons may subscribe at $1.00 per Unit up to 50,000 Units on a "best efforts, all or none" basis, and an additional 50,000 Units on a "best efforts" basis, by filling in and signing the subscription agreement and delivering it to the Company, prior to _____________, 1997 (90 days from the date hereof), unless extended for an additional period of up to 90 days at the discretion of management of the Company. The subscription price of $1.00 per Unit must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "United National Bank as Escrow Agent for Win-Gate Equity Group, Inc." Certificates for shares of Common Stock subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow upon issuance in accordance with Rule 419. If subscriptions exceed 100,000 Units, all excess subscriptions will be promptly returned to subscribers without interest or deductions. Subscriptions may not be withdrawn once made, except in accordance with applicable law (in this regard, see "Prospectus Summary Investor Rights to Reconfirm Under Rule 419") and subscriptions for fractional share amounts will not be accepted.

Expiration Date
---------------

      The subscription offer will expire at 5:00 p.m. on _____________, 1997, 90 days from the date of this Prospectus or 5:00 p.m. on ______________, 1997, 180 days from the date of this Prospectus if extended by the Company's management, currently comprised of Ms. Debra Janssen, acting as the Company's sole officer and director.

Right to Reject
---------------

      The Company  reserves the right to reject any  subscription in whole or in part in its sole discretion for any reason whatsoever, notwithstanding tender of payment and to withdraw this Blank Check Offering at any time prior to acceptance by the Company of the subscriptions received.


                           FLORIDA TAKEOVER STATUTES

      Section 607.0902 of the Florida Business Corporation Act (the "Corporation Act") generally provides that certain transactions involving Control Shares (as defined below) of a corporation that has: (a) 100 or more shareholders; (b) its principal place of business, its principal office, or substantial assets in Florida, and (c) either (1) more than 10% of its shareholders residing in Florida, (2) more than 10% of its shares owned by Florida residents, or (3) 1,000 shareholders residing in Florida, must be approved by a majority of each class of voting securities of the corporation before the Control Shares will be granted any voting rights. "Control Shares" are defined in the Corporation Act to be shares acquired in a Control Share Acquisition (as defined below) that would entitle a person to exercise, either directly or indirectly, 20% or more of all of the voting power of the corporation's voting securities. A "Control Share Acquisition" is defined in the Corporation Act as an acquisition, either directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, outstanding Control Shares.
Section 607.0902 of the Corporation Act further provides that prior to the occurrence of a Control Share Acquisition involving a Florida corporation, such corporation's Articles of Incorporation or Bylaws may specify that Section
607.0902 of the Corporation Act shall not apply to a Control Share Acquisition involving the corporation. The Company's Articles of Incorporation, as amended, expressly provide that the Company not be subject to Section 607.0902.

                                 LEGAL MATTERS

      The validity of the issuance of the Shares of Common Stock offered under this Prospectus is being passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Atlas, Pearlman, Trop & Borkson, P.A. owns 400,000 shares of the Company's Common Stock.

                                    EXPERTS

      The financial statements of the Company included in this Prospectus and Registration Statement have been audited by Millward & Co., independent certified public accountants, for the period indicated in their report thereon which appears elsewhere herein and in the Registration Statement. The financial statements audited by Millward & Co. have been included in reliance on the report of such firm given on its authority as an expert in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Articles of Incorporation of the Company provide indemnification of directors and officers and other corporate agents to the fullest extent permitted pursuant to the laws of Florida. The Florida Business Corporations Act contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company, provided said officers or directors acted in good faith.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            ADDITIONAL INFORMATION

      The Company has filed with the SEC Atlanta, Georgia District Office a Registration Statement on Form SB-2, as amended, under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement including exhibits, may be inspected without charged at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part thereof may be obtained upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. 450 Fifth Street, N.W., Washington, D.C. 20549, as well as from the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                           WIN-GATE EQUITY GROUP, INC.


                          (A DEVELOPMENT STAGE COMPANY)


                               FINANCIAL STATEMENT


                                  June 30, 1997


                                    CONTENTS


                                                                           Page

    Independent Auditors' Report............................................F-2

    Financial Statements:

      Balance Sheet.........................................................F-3

    Notes to Financial Statements.......................................F-4-F-5

To the Board of Directors
Win-Gate Equity Group, Inc.



                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Win-Gate Equity Group, Inc. (A Development Stage Company) as of June 30, 1997. This financial statement is the responsibility of the Company's Management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Win-Gate Equity Group, Inc. as of June 30, 1997 in conformity with generally accepted accounting principles.





Millward & Co., CPAs
Fort Lauderdale, Florida
September 2, 1997

                           WIN-GATE EQUITY GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 June 30, 1997


                                     ASSETS

CURRENT ASSETS:
    Cash                                                                        $    152
    Organizational Costs                                                             400
    Deferred Offering Costs                                                       15,740
                                                                                --------

            Total Assets                                                        $ 16,292
                                                                                ========



                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
    Accrued Expenses                                                            $  6,000
    Due to-Shareholder                                                             3,600
                                                                                --------

            Total Liabilities                                                      9,600
                                                                                --------

SHAREHOLDERS' EQUITY:
    Common Stock, par value $.001 per share; 20,000,000 shares authorized;
        4,900,000 shares issued and outstanding                                    4,900

    Preferred Stock, par value $.001 per share; 5,000,000 shares authorized;
        no shares issued and outstanding                                               0

    Additional Paid-in Capital                                                     2,000

    Accumulated Deficit                                                             (208)
                                                                                --------

            Total Shareholders' Equity                                             6,692
                                                                                --------

            Total Liabilities and Shareholders' Equity                          $ 16,292
                                                                                ========

















    The accompanying notes are an integral part of this financial statement.

                           WIN-GATE EQUITY GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

Business Activity
-----------------

Win-Gate Equity Group, Inc. is a Florida corporation formed on May 17, 1996, to seek and make one or more Business Combinations to the extent its limited resources will allow. The Company is in the development stage and has no operating history. The subsistence of the Company is dependent initially upon sufficient proceeds being realized by the Company from a proposed Blank Check Offering, of which there is no assurance. Proceeds of Blank Check Offering may be insufficient to enable the Company to conduct potentially profitable operations or otherwise to engage in any business endeavors, acquisitions or mergers.

Basis of Presentation
---------------------

No income statement has been presented because the Company had incurred nominal expenses of $208 for the period May 17, 1996 (date of inception) to June 30, 1997.

Fiscal Year
-----------

The Company's year-end is December 31.

NOTE 2 - DEFERRED OFFERING COSTS
         -----------------------

Deferred offering costs represent costs incurred pending completion of a proposed public offering. At the time the offering is completed, such costs will be netted against proceeds received. Should the offering be unsuccessful, these costs will be expensed.

NOTE 3 - SHAREHOLDERS' EQUITY
         --------------------

The Company is authorized to issue 20,000,000 shares of common stock having a per share par value of $.001. As of June 30, 1997, the Company has issued 4,900,000 common shares to its shareholders in exchange for an aggregate of $6,900. Each share of common stock entitles its owner to one vote.

The common shares carry no preemptive rights and are not redeemable. Cumulative voting is not permitted.

The Company has authorized the issuance of 5,000,000 shares of Preferred Stock with a par value of $.001 per share, bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. There has been no issuance of Preferred Stock.

NOTE 4 - DUE TO SHAREHOLDER
         ------------------

As of June 30, 1997, the President and Chief Executive Officer advanced $3,600 to the company to pay certain offering costs. Such amounts are non-interest bearing and will be paid back upon the completion of the proposed blank check offering.

                           WIN-GATE EQUITY GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE 5 - COMMITMENTS
         -----------

The Company is conducting its proposed offering subject to the Securities and Exchange Commission's Rule 419 of Regulation C under the Securities Act of 1933, as amended. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a Post-Effective Amendment. After the effective date of any such Post-Effective Amendment, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the Post-Effective Amendment to decide to remain as investors or require the return of their investment funds. Any investors not making any decision within such 45-day period are to automatically receive a return of their investment funds.

NOTE 6 - STOCK OPTION PLAN
         -----------------

On June 25, 1996, the Board of Directors and shareholders approved a stock option plan called the "1996 Stock Option Plan" (the "Plan"). Under the Plan, the Company has reserved an aggregate of 500,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Option Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1996, as amended or options that do not so quality ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after date of the grant.

No person is authorized  in connection  with
any   offering   made  hereby  to  give  any
representation  other than as  contained  in
this Prospectus,  and if given or made, such
information  or  representation  must not be
relied upon as having been authorized by the
Company or an  Underwriter.  This Prospectus
is not an offer to sell,  or a  solicitation
of an offer  to buy,  by any  person  in any
jurisdiction  in  which it is  unlawful  for
such   person  to  make  such  an  offer  or
solicitation.

            TABLE OF CONTENTS                    WIN-GATE EQUITY GROUP, INC.
                                       Page        (a Florida corporation)
                                       ----
Prospectus Summary...................     6

Risk Factors.........................    11           Minimum Offering
                                                        50,000 Units
Dilution.............................    22

Capitalization.......................    24            Maximum Shares
                                                        100,000 Units
Use of Proceeds .....................    26

Management Discussion and
 Analysis and Plan of Operation......    28
                                                   _______________________
The Company .........................    29
                                                         PROSPECTUS
Proposed Business ...................    31        _______________________

Management...........................    39

Conflicts of Interest................    43

Certain Transactions.................    43

Principal Shareholders...............    44

Description of Securities............    45

Plan of Distribution.................    47

Florida Takeover Statutes............    48

Legal Matters........................    49

Experts..............................    49

Indemnification of Directors
and Officers ........................    49

Additional Information...............    50

Index to Financial  Statements.......   F-1        October __, 1997

Until  90  days  after  the  date  when  the
Deposited Funds and Deposited Securities are
released  from  the  Escrow   Account,   all
dealers   effecting   transactions   in  the
registered   securities,   whether   or  not
participating in this  distribution,  may be
required to deliver a Prospectus. This is in
addition  to the  obligation  of  dealers to
deliver   a   Prospectus   when   acting  as
underwriters   and  with  respect  to  their
unsold allotments or subscriptions.
           _______________

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

      The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

      The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses (other than Underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement.


SEC Filing Fee                                           $    496.00
Initial Transfer Agent Fee*                              $    500.00
Printing Costs (including stock certificates)*           $  2,000.00
Legal Expenses*                                          $  7,500.00

Accounting Fees and Expenses*                            $  3,000.00
Blue Sky Fees and Expenses*                              $    400.00
Escrow Agent Fees and Expenses*                          $  3,000.00
Other Expenses*                                          $    104.00
                                                         -----------

      Total                                              $17,000.00*



*Indicates expenses that have been estimated for the purpose of this filing.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      The following shares of Common Stock were issued by the Company since its inception and prior to the date of filing of this Registration Statement. There were no underwriting discounts or commissions paid in connection with the issuance of any of these securities.

      (a) On May 24, 1996, the Company issued a total of 1,500,000 shares of its Common Stock (par value $.001 per share) to Ms. Debra Janssen and a total of 3,000,000 shares of Common Stock to Lake Worth Equities, Inc. In addition, on May 24, 1996, the Company issued 400,000 shares to Atlas, Pearlman, Trop & Borkson, P.A. in consideration for legal services rendered to the Company.

      (b) The sales set forth above (giving effect to the integration of such transactions) are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, in that such transactions involved the issuance and sale by the Company of shares of its Common Stock to financially sophisticated individuals and to the Company's securities counsel and another sophisticated investor. All of such investors are fully aware of the Company's activities, as well as its business and financial condition, and acquired said securities for investment purposes and understood the restrictions pertaining thereto. All certificates representing the shares issued and currently outstanding by the Company herein have been properly legended.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.           Description of Exhibit
-----------           ----------------------

3.1             Articles of Incorporation

3.2             By-Laws

4.1             Specimen Common Stock Certificate

4.2             Warrant Certificate

4.3             Warrant Agreement

5.1 Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the legality of the securities being registered for sale

10.1            Forms of Subscription Documentation for prospective investors

10.2            1996 Stock Option Plan

10.3            Loan Agreement

11              Escrow Agreements

23.1            Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in
                Exhibit 5.1)

23.2            Consent of Millward & Co., Independent Certified Public Accoun-
                tants(1)
____________

1     Filed herewith
2     To be filed

ITEM 28.  UNDERTAKINGS.

      ITEM 512 UNDERTAKINGS WITH RESPECT TO RULE 415 UNDER THE SECURITIES ACT
      -----------------------------------------------------------------------

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Company hereby undertakes that:

      1. To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (a) include any Prospectus required by Section 10(a)(3) of the Act;

            (b) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      2. That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Blank Check Offering.

      4. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      5. For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this 1st day of October, 1997.


                                    WIN-GATE EQUITY GROUP, INC.



                                    By:/s/Debra Janssen
                                       ------------------------
                                       Debra Janssen, President,
                                       Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

      Signatures              Title                               Date
      ----------              -----                               ----


                           President, Chief Executive Officer
                           (Principal Executive Financial
/s/Debra Janssen           and Accounting Officer) and Director
-------------------------
Debra Janssen                                                  October 1, 1997

                                  EXHIBIT INDEX

                                                                 Sequential
                                                                   Page
Exhibit No.       Description                                     Number
-----------       -----------                                     ------



4.2               Warrant Certificate

4.3               Warrant Agreement

23.2              Consent of Millward & Co.,
                  Independent Certified Public
                  Accountants